Exhibit 10.9


                               AGREEMENT BETWEEN
                        OWNER AND CONSTRUCTION MANAGER
                    WHERE THE CONSTRUCTION MANAGER IS ALSO
                                THE CONSTRUCTOR



AGREEMENT

made as of                            July 26, 2002

BETWEEN the Owner:                    Chukchansi Economic Development Authority
                                      46575 Road 417
                                      Coarsegold, California 93614

and the Construction Manager:         Walton Construction Company, Inc.
                                      3252 Roanoke
                                      Kansas City, Missouri 64111

The Project is:                       Chukchansi Gold Resort & Casino
                                      Coarsegold, California

The Architect is:                     Morris & Brown Architects
                                      105 East Reno Avenue, Suite 1
                                      Las Vegas, Nevada 89119

The Development Manager is:           Cascade Entertainment Group, LLC
                                      7915 Folsom Boulevard
                                      Sacramento, California 95826




The Owner and Construction Manager agree as set forth below.




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                                          TABLE OF CONTENTS

                                                                                                    Page

ARTICLE 1            GENERAL PROVISIONS................................................................1
    1.1       RELATIONSHIP OF PARTIES..................................................................1
    1.2       GENERAL CONDITIONS.......................................................................1
ARTICLE 2            CONSTRUCTION MANAGER'S RESPONSIBILITIES...........................................1
    2.1       PRECONSTRUCTION PHASE....................................................................1
    2.2       GUARANTEED MAXIMUM PRICE PROPOSAL AND CONTRACT TIME......................................4
    2.3       CONSTRUCTION PHASE.......................................................................5
    2.4       PROFESSIONAL SERVICES...................................................................11
    2.5       WORK TO BE PERFORMED BY SEPARATE CONTRACTORS............................................11
    2.6       LIQUIDATED DAMAGES......................................................................12
    2.7       EARLY COMPLETION BONUS..................................................................13
ARTICLE 3            OWNER'S RESPONSIBILITIES.........................................................13
    3.1       INFORMATION AND SERVICES................................................................13
    3.2       OWNER'S DESIGNATED REPRESENTATIVE.......................................................14
    3.3       ARCHITECT...............................................................................15
ARTICLE 4            COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES.....................15
ARTICLE 5            COMPENSATION FOR CONSTRUCTION PHASE SERVICES.....................................15
    5.1       COMPENSATION............................................................................15
    5.2       GUARANTEED MAXIMUM PRICE................................................................16
    5.3       CHANGES IN THE WORK.....................................................................16
ARTICLE 6            COST OF THE WORK FOR CONSTRUCTION PHASE..........................................17
    6.1       COSTS TO BE REIMBURSED..................................................................17
    6.2       COSTS NOT TO BE REIMBURSED..............................................................20
    6.3       DISCOUNTS, REBATES AND REFUNDS..........................................................21
    6.4       ACCOUNTING RECORDS......................................................................21
ARTICLE 7            CONSTRUCTION PHASE...............................................................21
    7.1       PROGRESS PAYMENTS.......................................................................21
    7.2       FINAL PAYMENT...........................................................................24
ARTICLE 8            INSURANCE AND BONDS..............................................................26
    8.1       INSURANCE REQUIRED OF THE CONSTRUCTION MANAGER AND OWNER................................26
    8.2       PERFORMANCE BOND AND PAYMENT BOND.......................................................26
ARTICLE 9            MISCELLANEOUS PROVISIONS.........................................................27
    9.2       DISPUTE RESOLUTION......................................................................28
    9.3       OTHER PROVISIONS........................................................................30
ARTICLE 10              TERMINATION OR SUSPENSION.....................................................31
    10.1      TERMINATION SUBSEQUENT TO ESTABLISHING GUARANTEED MAXIMUM PRICE.........................31
    10.2      SUSPENSION..............................................................................31
ARTICLE 11              OTHER CONDITIONS AND SERVICES.................................................31
    11.1      CONSTRUCTION MANAGER PRESS RELEASES.....................................................32
    11.2      REPRESENTATIONS AND WARRANTIES OF CONSTRUCTION MANAGER..................................32
    11.3      TRUSTEE'S INTEREST IN THE WORK..........................................................33
    11.4      COMPLIANCE WITH TRUSTEE'S REQUESTS......................................................34
    11.5      DOCUMENT DELIVERY.......................................................................34





ARTICLE 1  GENERAL PROVISIONS

         1.1 RELATIONSHIP OF PARTIES

         The Construction Manager accepts the relationship of trust and confidence established with the Owner by this Agreement, and covenants with the Owner to furnish the Construction Manager's best skill and judgment and to cooperate with the Architect and Development Manager in furthering the interests of the Owner. The Construction Manager shall furnish construction administration and management services and shall perform the Project consistent with the representations and warranties set forth in Subparagraph 11.2 and in an expeditious and economical manner consistent with the interests of the Owner. Construction Manager shall endeavor to promote harmony and cooperation among the Owner, Architect, Construction Manager, Development Manager and other persons or entities employed by the Owner for the Project.

         1.2 GENERAL CONDITIONS

         The General Conditions of the Contract shall be a modified version of the A201-1997 Edition, General Conditions of the Contract for Construction (the "General Conditions"), which is incorporated herein by reference and attached hereto as Exhibit A. If anything in the General Conditions is inconsistent with or is modified by this Agreement, this Agreement shall govern. The attached General Conditions shall also apply to Subcontractors.

ARTICLE 2  CONSTRUCTION MANAGER'S RESPONSIBILITIES

         The Construction Manager shall perform the services described in this Article.

         2.1 PRECONSTRUCTION PHASE

         2.1.1 CONSULTATION

         2.1.1.1 The Development Manager shall schedule regular meetings which shall be attended by the Construction Manager and Architect. The Construction Manager shall consult with the Development Manager and Architect regarding site use and improvements, and the selection of materials, building systems and equipment so that the Work can be performed by Construction Manager for an amount not to exceed the Guaranteed Maximum Price set forth in attached Amendment No. 1 hereto. The Construction Manager shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion; and factors related to construction cost including estimates of alternative designs or materials, preliminary budgets and possible economies all so that the Work can be performed by Construction Manager in accordance with the Guaranteed Maximum Price and within the Contract Time.

         2.1.1.2 The Construction Manager shall review the Drawings and Specifications as they are being prepared, recommending alternative solutions whenever design details affect construction feasibility, the ability of Construction Manager to perform the Work in accordance with the assumptions and clarifications set forth in Amendment No. 1 or schedules, but without assuming any of the Architect's responsibilities for design. Subject to Section 2.4 hereof, Construction Manager shall review the Contract Documents to ensure that the Architect has complied with the standards of quality and finish as established by the Owner.

         2.1.2 PHASED CONSTRUCTION

         The Construction Manager shall make recommendations to the Development Manager and Architect regarding the phased issuance of Drawings and Specifications to facilitate phased construction of the Work, if such phased construction is appropriate for the Project, taking into consideration such factors as economies, time of performance, availability of labor and materials.

         2.1.3 SUBCONTRACTORS AND SUPPLIERS

         2.1.3.1 The Construction Manager shall develop Subcontractor interest in the Project and shall use its best efforts to furnish to the Development Manager and Architect for their information a list of at least five (5) pre-qualified Subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals will be requested for each principal portion of the Work. All Subcontractors who bid on any portion of the Work shall have been pre-qualified by Construction Manager as satisfying each of the requirements set forth on Exhibit B, unless waived in writing by Development Manager. The Development Manager will promptly reply in writing to the Construction Manager if the Development Manager or Architect has any objection to any proposed Subcontractor or supplier. The receipt of such list shall not require the Development Manager to investigate the qualifications of proposed Subcontractors or suppliers, nor shall it waive the right of the Development Manager later to object to or reject any proposed Subcontractor or supplier. The Subcontractor's bid list shall be approved by Development Manager.

         2.1.3.2 If separate Contracts for other portions of the Project are to be awarded, the Construction Manager shall review the Drawings and Specifications and make recommendations as required to provide that
         (1) the Work of the separate Contractors is coordinated, (2) all requirements for the Project have been assigned to the appropriate separate Contractors, (3) the likelihood of jurisdictional disputes has been minimized, and (4) proper coordination has been provided for phased construction.

         2.1.3.3 Construction Manager shall cause all subcontracts to include a clause prohibiting Construction Manager from receiving any discount, refund, inducement, benefit or payment which is not to or for the benefit of Owner and which is not reflected in the terms of the applicable subcontract. Each Subcontractor shall certify as to such statement upon request of Owner, Development Manager or Trustee (as defined in Subparagraph 3.1.1).

         2.1.3.4 Construction Manager shall cause all Subcontracts to comply with applicable laws, regulations and special requirements of the Contract Documents regarding equal employment opportunity, affirmative action programs and the Native American hiring preferences set forth on Exhibit C hereto.

         2.1.4 DIRECT PURCHASES AND LONG-LEAD TIME ITEMS

         2.1.4.1 The Construction Manager shall act as an agent for the Owner in the purchasing of certain items to be paid for by the Owner to the vendor directly (the "Direct Purchases"), as provided in procedures to be reasonably determined by Construction Manager and Development Manager and approved by Owner (the "Direct Purchase Procedures"). Direct Purchases shall only be made by Construction Manager after receipt of the written approval of Development Manager as to all material terms. Construction Manager shall coordinate and be responsible for the timely ordering, delivery to the site, storage if required and proper installation of all Direct Purchases.

         2.1.4.2 The Construction Manager shall recommend to the Owner and Development Manager a schedule for procurement of long-lead time items which will constitute part of the Work as required to meet the Project schedule. If such long-lead time items are procured by the Owner and are to be included in the Guaranteed Maximum Price, Development Manager shall use its best efforts to procure such items using Construction Manager's form of contract or otherwise on terms and conditions reasonably acceptable to the Construction Manager. All contracts for such items shall be assigned by the Owner to the Construction Manager, who shall accept responsibility for such items as if procured by the Construction Manager. The Construction Manager shall expedite and coordinate the delivery of all Direct Purchases and long-lead time items.

         2.1.5 EXTENT OF RESPONSIBILITY

         2.1.5.1 The Construction Manager shall complete the Project in accordance with the Project schedule and within the Budget. The recommendations and advice of the Construction Manager concerning design alternatives shall be subject to the review and approval of the Development Manager. Construction Manager shall use its best efforts to confirm that the Drawings and Specifications are in accordance with the assumptions and clarifications set forth in Amendment No. 1 as well as applicable laws, statutes, ordinances, building codes, rules and regulations; provided, that Construction Manager shall not be required to provide professional services which constitute the practice of architecture or engineering. If the Construction Manager recognizes that portions of the Drawings and Specifications are at variance therewith, the Construction Manager shall promptly notify the Architect and Development Manager in writing.

         2.1.6 EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION

         The Construction Manager shall comply with applicable laws, regulations and special requirements of the Contract Documents regarding equal employment opportunity, affirmative action programs and the Native American hiring preferences set forth on Exhibit C hereto.

         2.2 GUARANTEED MAXIMUM PRICE PROPOSAL AND CONTRACT TIME

         2.2.1 The Guaranteed Maximum Price, which shall be the sum of the estimated Cost of the Work and the Construction Manager's Fee, is set forth on Amendment No. 1 hereto, which Owner and Construction Manager have executed concurrently herewith.

         2.2.2 As the Drawings and Specifications are not finished at the time the Guaranteed Maximum Price has been agreed upon pursuant to Amendment No. 1, the Construction Manager has provided in the Guaranteed Maximum Price for further development of the Drawings and Specifications by the Architect that is consistent with the Contract Documents and the Budget and reasonably inferable therefrom; provided, that Construction Manager shall not be required to provide professional services which constitute the practice of architecture or engineering in order to make such inference. Construction Manager acknowledges that in accordance with its review of the Drawings and the Budget, Construction Manager represents that the Work can be completed pursuant to the Drawings completed as of the date hereof in accordance with the Budget for an amount less than or equal to the Guaranteed Maximum Price. The allowances set forth on Amendment No. 1 have been agreed to by Owner, Development Manager and Construction Manager based upon the expert advice of Construction Manager as to the expenditures necessary to complete the Work in accordance with the details remaining to be incorporated into the Drawings and Specifications.

         2.2.3 BASIS OF GUARANTEED MAXIMUM PRICE

         The Guaranteed Maximum Price includes a written statement of its basis, which shall include:

           1. A list of the Drawings and Specifications, including all addenda thereto and the Conditions of the Contract, which were used in preparation of the Guaranteed Maximum Price proposal.

           2. A detailed list of allowances and a statement of their basis, which shall include all associated costs of labor and materials.

           3. A detailed list of the clarifications and assumptions made by the Construction Manager and approved by the Development Manager in the preparation of the Guaranteed Maximum Price proposal to supplement the information contained in the Drawings and Specifications.

           4. The proposed Guaranteed Maximum Price, comprising a detailed schedule of values with the estimated cost organized by trade-categories, allowances and other items, with the cost of the Construction Manager's Fee as a separate line item, all of which shall collectively total the Guaranteed Maximum Price.

           5. The Dates of Substantial Completion and Final Completion upon which the proposed Guaranteed Maximum Price is based, and a schedule of the Construction Documents issuance dates upon which the dates of Substantial Completion are based.

         2.2.4 Prior to the Development Manager's issuance of a Notice to Proceed, the Construction Manager shall not incur any cost to be reimbursed as part of the Cost of the Work under this Agreement, except as the Development Manager may specifically authorize in writing.

         2.2.5 The Guaranteed Maximum Price shall be subject to additions and deductions by a change in the Work as provided in the Contract Documents and the dates of Substantial Completion and Final Completion shall be subject to adjustment as provided in the Contract Documents.

         2.2.6 The Development Manager shall authorize the Architect to revise the Drawings and Specifications, with the assistance of Construction Manager, to the extent necessary to reflect the agreed-upon assumptions and clarifications contained in Amendment No. 1. Such revised Drawings and Specifications shall be furnished to the Construction Manager in accordance with schedules agreed to by the Development Manager. The Construction Manager shall notify the Architect and Development Manager within three (3) business days if such revised Drawings and Specifications are inconsistent with the agreed-upon assumptions and clarifications; provided, that the review of Construction Manager shall not include professional services which constitute the practice of architecture or engineering.

         2.2.7 The Guaranteed Maximum Price shall include in the Cost of the Work only those taxes (subject to Subparagraph 6.1.6.1 hereof) which are enacted at the time the Guaranteed Maximum Price is established. A Change Order shall be executed to account for additional costs resulting from any taxes first enacted after the time the Guaranteed Maximum Price is established.

         2.3 CONSTRUCTION PHASE

         2.3.1 GENERAL

         The Construction Phase shall commence upon the Development Manager's issuance of a Notice to Proceed. Notwithstanding the foregoing, either Owner or Construction Manager may suspend the Work at any time after the date which is fourteen (14) days after delivery of the Notice to Proceed but prior to the Development Manager's issuance of the Satisfaction Notice as set forth in Subparagraph 3.1.1 of this Agreement.

         2.3.2 ADMINISTRATION

         2.3.2.1 All Work other than the "General Conditions Work" (as defined in Subparagraph 2.3.2.10) shall be performed under subcontracts or by other appropriate agreements with the Construction Manager except to the extent Construction Manager submits a bid for such Work and such bid is approved by the Development Manager. The Owner also may retain separate Contractors for portions of the work required for the Project. The Construction Manager shall obtain sealed bids from Subcontractors and from suppliers of materials or equipment fabricated to a special design for the Work from the list previously approved by Development Manager. Construction Manager shall deliver such sealed bids to the Development Manager from such Subcontractors and shall open them in the presence of the Development Manager. The Development Manager shall then determine which bids will be accepted, after receiving from the Construction Manager a detailed review of the completeness and scope of each bid and an analysis of each Subcontractor's ability to perform the subcontract financially and on schedule, as well as a written recommendation as to which Subcontractor should be selected. Development Manager shall reasonably approve the form and process of Construction Manager's review, analysis and recommendation. The Development Manager may designate specific persons or entities from whom the Construction Manager shall obtain bids; however, the Development Manager may not prohibit the Construction Manager from obtaining bids from other qualified bidders. The Construction Manager shall not be required to contract with anyone to whom the Construction Manager has reasonable objection.

         2.3.2.2 If a specific bidder among those whose bids are delivered by the Construction Manager to the Development Manager (1) is recommended to the Development Manager by the Construction Manager;
         (2) is qualified to perform that portion of the Work as reasonably determined by Development Manager; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Development Manager requires that a higher bid be accepted, then the Construction Manager may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Development Manager by the Construction Manager and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Development Manager; provided that, Construction Manager's Fee shall not be increased as a result thereof.

         2.3.2.3 Subcontracts and agreements with suppliers furnishing materials or equipment fabricated to a special design shall conform to the payment provisions of Subparagraphs 7.1.8 and 7.1.9 and shall not be awarded on the basis of cost plus a fee without the prior consent of the Development Manager.

         2.3.2.4 The Construction Manager shall conduct meetings scheduled by Development Manager at which the Owner, Architect, Development Manager, Construction Manager, Independent Consultant (as defined in Paragraph 11.3) and appropriate Subcontractors can discuss the status of the Work. The Construction Manager shall prepare and promptly distribute meeting minutes to all parties set forth above.

         2.3.2.5 The Project schedule prepared by Construction Manager in accordance with Paragraph 3.10 of the General Conditions, and approved by Development Manager, is attached hereto as Exhibit D.

         2.3.2.6 The Construction Manager shall provide to the Development Manager (a) weekly interim reports (the "Weekly Report") and (b) monthly written reports (the "Monthly Report") on the progress of the entire Work, including but not limited to information on each Subcontractor and each Subcontractor's Work, as well as the entire Project, showing percentages of completion and the number and amounts of Change Orders. The Construction Manager shall also provide the Monthly Report to the Independent Consultant and the Architect. Development Manager shall provide copies of the Weekly Report and Monthly Report to Owner after its review and approval thereof. The Construction Manager shall maintain a daily log containing a record of weather, Contractors and Subcontractors working on the site, number of workers, Work accomplished, problems encountered and other similar relevant data as the Owner or Development Manager may reasonably require. The log shall be available for review at any time during business hours by the Development Manager, Independent Consultant or Architect. The logs shall be retained by Construction Manager for four years following Final Completion.

         2.3.2.7 The Construction Manager shall develop a system of cost control for the Work, subject to the reasonable approval of the Development Manager including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. The Construction Manager shall identify variances between actual and estimated costs and report the variances to the Development Manager, Independent Consultant and Architect at weekly intervals.

         2.3.2.8 The Construction Manager shall monitor the work of the separate Contractors, and its own Subcontractors and suppliers, and coordinate their work with the activities and responsibilities of the Architect, the Construction Manager, the Development Manager and the Owner to complete the Project in accordance with the Owner's objectives of cost, time and quality. The Construction Manager shall provide sufficient organization, personnel and management to carry out the requirements of this Agreement and the General Conditions Work; provided that the amount of personnel provided by Construction Manager shall be increased upon the written request of Development Manager, without any Change Order or increase in the Cost of the Work to the extent that (i) a material amount of the Work has been completed which does not conform to the Drawings and Specifications,
         (ii) the Work has not progressed in accordance with the Project schedule, (iii) Construction Manager has failed to properly supervise any Subcontractor or other Contractor as required in this Agreement, or (iv) a material amount of the Work has been completed which fails to meet the standards of quality required under this Agreement. The Construction Manager shall determine that the Work of each Contractor and Subcontractor is being performed in accordance with the requirements of the Contract Documents and shall use its best efforts to guard the Owner against defects and deficiencies in the Work. As appropriate, the Construction Manager shall require special inspection or testing or make recommendations to the Development Manager regarding special inspection or testing of work not in accordance with the provisions of the Contract Documents whether or not such Work is then fabricated, installed or completed. Subject to review by the Architect and Development Manager, the Construction Manager shall reject work which does not confirm to the requirements of the Contract Documents.

         2.3.2.9 The Construction Manager shall maintain a competent staff at the Project site to coordinate and provide general direction of the Work and facilitate progress of the Contractors, Subcontractors and suppliers on the Project. Construction Manager shall replace any employee reasonably deemed unsatisfactory by Development Manager within five (5) days of such written request. The Construction Manager shall establish written procedures for coordination among the Architect, Contractors, Subcontractors, suppliers and the Construction Manager with respect to all aspects of the Project and shall implement such procedures. If required, the Construction Manager shall assist the Development Manager in selecting and retaining the professional services of special consultants and testing laboratories and shall coordinate their services, at Owner's sole cost to the extent not included within the Guaranteed Maximum Price.

         2.3.2.10 The Construction Manager shall be responsible for performing all of the "General Conditions Work". "General Conditions Work" shall include, but not be limited to, (i) use of its supervisory field personnel, (ii) their relocation, travel and subsistence, (iii)its mobilization and demobilization, (iv) internal estimating and scheduling services, (v) supervision, (vi)temporary field office facilities for CM and DM, (vii) CM field office expenses, (viii) utilities for temporary facilities for CM and DM, (ix), (x) oversight responsibility for site cleanup (xi) quality assurance/control, (xii) safety management,( but not costs associated with administering OCIP requirements) (xiii) project cost management and reporting obligations, and (xiv) insurance not required to be carried by Owner pursuant to the Contract Documents and which the Construction Manager desires to carry for its own supplemental protection. Construction Manager shall be compensated for the General Conditions Work only as a portion of the Construction Manager's Fee. Construction Manager shall be entitled to reasonably allocate the Construction Manager's Fee among various line items within the schedule of values, including pre-construction services and specific general conditions line items, as approved by the Development Manager.

         2.3.2.11 The Construction Manager shall provide regular monitoring of the Project schedule as construction progresses and shall identify potential variances between scheduled and probable completion dates in the Weekly Report. The Construction Manager shall review the schedule for work not started or incomplete and recommend to the Development Manager adjustments in the schedule to meet the scheduled completion date.

         2.3.2.12 The Construction Manager shall determine the adequacy of the Subcontractors' and suppliers' personnel and equipment and the availability of materials and supplies to meet the Project schedule. The Construction Manager shall use its best efforts to achieve satisfactory performance from each of the Subcontractors and suppliers. The Construction Manager shall take appropriate action when requirements of a contract are not being met.

         2.3.2.13 The Construction Manager shall receive, review and approve certificates of insurance, lien waivers and similar information and shall forward copies where appropriate to the Architect and Development Manager.

         2.3.2.14 The Construction Manager shall develop and implement a system for the preparation, review and processing of Change Orders, which shall be subject to the approval of the Development Manager, and shall recommend necessary or desirable changes to the Development Manager.

         2.3.2.15 The Construction Manager shall cause all permits and special permits to be obtained for permanent improvements, and shall obtain approvals from all authorities having jurisdiction. The Construction Manager shall obtain a certificate of occupancy from the applicable tribal agency.

         2.3.2.16 In collaboration with the Architect and Development Manager, the Construction Manager shall establish and implement procedures for expediting the processing and approval of shop drawings and samples. The Construction Manager shall receive from the Contractors and Subcontractors, and shall review, all Shop Drawings, Product Data, Samples and other submittals; coordinate them with information contained in related documents; and transmit to the Architect and Development Manager those recommended for approval.

         2.3.2.17 As a part of the Cost of the Work the Construction Manager shall arrange for delivery and storage, protection and security for Owner-purchased materials, systems and equipment which are a part of the Project as provided in the Direct Purchase Procedures until such items are incorporated into the Project.

         2.3.2.18 The Construction Manager shall assist the Architect and Development Manager in determining the dates of Substantial and Final Completion and shall provide written notice to the Development Manager, Independent Consultant and the Architect that the Work is ready for inspection. Development Manager shall notify Owner that the Work is ready for inspection after receipt of such notice from the Construction Manager. The Construction Manager shall assist the Architect and Development Manager in conducting final inspections. The Construction Manager, Architect and Development Manager shall each prepare a separate punch-list of defective or incomplete work, and shall schedule and supervise prompt completion of all punch-list items. With the Architect and the Development Manager, the Construction Manager shall observe the Contractors' and Subcontractors' checkout of utilities, operational systems and equipment for readiness and assist in their initial start-up and testing.

         2.3.2.19 The Construction Manager shall maintain at the Project site, on a current basis, a record copy of all Contracts, Subcontracts, Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked to record all changes made during construction; Shop Drawings; Product Data; Samples; submittals; purchases; materials; equipment; applicable handbooks; maintenance and operating manuals and instructions; other related documents; and revisions which arise out of the Contracts or the Work. The Construction Manager shall make all records available to the Development Manager, Independent Consultant and Architect. At the completion of the Project, the Construction Manager shall deliver all such records to the Development Manager.

         2.3.2.20 The Construction Manager shall secure and deliver to the Development Manager all required warranties, affidavits, releases and lien waivers and shall deliver to the Development Manager all keys, manuals, "as-built" drawings and maintenance stocks as required by the Contract Documents or otherwise pursuant to generally accepted industry standards.

         2.3.2.21 The Construction Manager shall arrange and conduct with Development Manager and Owner briefings and turnovers for all systems.

         2.3.2.22 The Construction Manager shall prepare and deliver to the Development Manager a final accounting for all costs incurred.

         2.3.3 SAFETY AND PROTECTION OF PROPERTY

         2.3.3.1 Before commencing any Work pertaining to the Project, the Construction Manager shall prepare and submit copies of a Site-Specific Safety and Health Program to the Development Manager and the Project Safety Consultants for their collective review and approval. The Construction Manager's Site-Specific Safety and Health Program shall provide for the implementation of the Construction Manager's safety responsibilities in connection with the Project and the coordination of the Site-Specific Safety and Health Program and its associated procedures and precautions with the safety programs, precautions and procedures of each Contractor, Subcontractor and subconsultants of any tier performing Work at the Project site. The Construction Manager has the responsibility for developing its Site-Specific Safety and Health Program in accordance with but not limited to, the following standards:

                  1.    OSHA Standards (Title 29 of the code of Federal
                        Regulations);

                  2. Cal/OSHA Standards (Title 8 of the California Code of Regulations); and

                  3. The California Mandated Site Specific Injury and Illness Prevention Plan (IIPP) per CA SB198.

         2.3.3.2 The Construction Manager shall be responsible for initiating, maintaining, monitoring and supervising all safety programs, precautions and procedures in connection with the Project and for coordinating its programs, precautions and procedures with those of the other Contractors performing the Work at the site in conformance with its Site-Specific Safety and Health Program. The Construction Manager shall take all necessary precautions to prevent damage, injury and loss to all of its employees on the Project, employees of all Subcontractors and subconsultants of any tier, and other persons and organizations that may be affected thereby.

         2.3.3.3 The Construction Manager's Site-Specific Safety and Health Program shall include a plan to protect until Final Completion:

                  1. All Work of Construction Manager and other Contractors and material and equipment to be incorporated therein; and

                  2. Other property at the site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures, utilities and underground facilities not designated for removal, relocation or replacement in the course of construction.

         2.3.3.4 The Construction Manager shall comply with all applicable laws and regulations of any public body having jurisdiction for the safety of persons or property and to protect them from damage, injury or loss and shall erect and maintain all necessary safeguards for such safety and protections. The Construction Manager shall notify owners of adjacent property and of underground facilities and utility owners when prosecution of the Work may affect them and shall cooperate with them in the protection, removal, relocation and replacement of their property. All damage, injury or loss to any property caused, directly or indirectly, in whole or in part, by the Construction Manager, or its Subcontractors or subconsultants of any tier, suppliers or any other person or organization directly or indirectly employed by any of them to perform or furnish any of the Work or anyone for whose acts any of them may be liable shall be remedied by the Construction Manager. The duties and responsibilities of Construction Manager for the safety and protection of any portion of the Work shall continue until such time as the applicable portion of the Work is completed and the Development Manager has issued a notice of Substantial Completion to the Construction Manager.

         2.3.3.5 In emergencies affecting the safety or protection of persons or the Work or property at the site or adjacent thereto, the Construction Manager is obligated to prevent threatened damage, injury or loss. The Construction Manager has the obligation to control the means, methods, techniques and sequence of construction and the authority to stop the Work, or any part thereof, which represents an imminent threat to safety.

         2.3.3.6 The Construction Manager shall designate a responsible representative at the site whose duty shall be the prevention of accidents and overall job site safety. This representative shall be responsible for interfacing with the Project Safety Consultant. Construction Manager shall comply with all reasonable requirements of the Project Safety Consultant.

         2.4 PROFESSIONAL SERVICES

         Notwithstanding anything to the contrary in any of the Contract Documents, Construction Manager shall not be required to provide professional services which constitute the practice of architecture or engineering unless the Construction Manager has specifically agreed in a separate writing to provide such services. In such event, the Construction Manager shall cause such services to be performed by appropriately licensed professionals.

         2.5 WORK TO BE PERFORMED BY SEPARATE CONTRACTORS

         2.5.1 Construction Manager acknowledges that Owner may be retaining separate Contractors to complete the following portions of the Project, without limitation: the sewage treatment plant. Notwithstanding the foregoing, as required by the terms of the Agreement, Construction Manager shall supervise the Contractors performing those portions the Project which are not included within the Construction Manager's scope of Work, including by coordinating work of such Contractors with Construction Manager's Work and the Work of any Subcontractors of Construction Manager. Owner shall include within any contract with such separate Contractors a provision granting Construction Manager authority for coordinating the overall Project. Payment for these coordination and supervisory services to be rendered by the Construction Manager, is included in the fixed Construction Manager's Fee and shall be at no additional cost to Owner whether or not the sewage treatment plant are included in the cost of Work.

         2.5.2 At Development Manager's election in its sole and absolute discretion, Construction Manager shall accept the assignment from Owner of all of Owner's rights and obligations under any Contract for performance of Work at the Project by Contractors other than Construction Manager, and upon such assignment to Construction Manager it shall accept the responsibilities of Owner thereunder and continue performance of its coordination and supervisory duties hereunder, subject to review and approval by Development Manager as set forth herein. If any separate Contract is assigned to Construction Manager, as of the date of such assignment Development Manager shall use its best efforts to cause such Contract to incorporate Construction Manager's standard form of contract or otherwise include in the Contract terms and conditions reasonably acceptable to the Construction Manager. The assignment of any such separate Contract by Owner to Construction Manager (as opposed to Owner remaining the responsible party under such Contract) shall not result in any increase in the Construction Manager's Fee; provided, that the Cost of the Work shall be increased by the amount properly payable by "Owner" under such assigned Contract, which amount shall be in addition to the Guaranteed Maximum Price.

         2.6 LIQUIDATED DAMAGES

         2.6.1 Construction Manager expressly acknowledges that Owner will incur substantial costs, lost revenues and damages for each day that Substantial Completion is delayed, including but not limited to, interest charges, obligations to Lender, lack of gaming proceeds, lack of casino revenues, personnel and administrative costs, loss of profits, loss of goodwill, loss of market position, and other direct and indirect losses. In view of the difficulty or impossibility of determining what Owner's damages will be should Construction Manager fail to achieve Substantial Completion on or before the date for Substantial Completion set forth on Amendment No. 1 (the "Outside Substantial Completion Date"), Construction Manager agrees to pay Owner as liquidated damages, and not as a penalty, $17,500.00 for each day Substantial Completion is delayed beyond the Outside Substantial Completion Date. No liquidated damages due from the Construction Manager shall constitute a Cost of the Work. Construction Manager hereby specifically acknowledges that it has reviewed all the aspects of Owner's damages, including without limitation, Owner's daily interest carrying charges, and all data and information supporting or reflecting such damages, and agrees, represents and confirms that the daily liquidated damage amounts provided herein represents the best estimate of a realistic and accurate daily damage to Owner in the event of Construction Manager's failure to Substantially Complete the Work on or before the Outside Substantial Completion Date. The preceding liquidated damages, if any, shall be due and payable by the Construction Manager upon demand by the Owner, and shall be Owner's sole and exclusive monetary remedy hereunder. Owner shall also have the right to terminate this Agreement for Construction Manager's default in failing to Substantially Complete the Work on or before the Outside Substantial Completion Date and shall maintain all other remedies provided for in this Agreement in addition to the recovery of the applicable liquidated damages.

         2.7 EARLY COMPLETION BONUS

         Should Construction Manager achieve Substantial Completion on or before the Outside Substantial Completion Date, Owner agrees to increase Construction Manager's Fee by an amount equal to $10,000.00 for each day Substantial Completion is achieved prior to the Outside Substantial Completion Date.

ARTICLE 3  OWNER'S RESPONSIBILITIES

         3.1 INFORMATION AND SERVICES

         3.1.1 Construction Manager acknowledges that Owner is presently negotiating to obtain a loan to finance construction of the Project (the "Construction Loan"). This Agreement, and the obligations of Owner and Construction Manager to perform hereunder, are contingent upon the receipt by the Owner, by obtaining the Construction Loan from the lender thereunder ("Trustee"), of all funds necessary to fully complete construction of the Project. If the Development Manager or Owner notifies Construction Manager on or before one hundred twenty (120) days following the execution of this Agreement by Owner and Construction Manager (the "Financing Date") that, in Owner's sole judgment and discretion, the foregoing contingency has occurred or has been satisfied (a "Satisfaction Notice"), then this Agreement shall remain in full force and effect. Owner shall provide reasonable evidence of receipt of sufficient funds along with delivery of the Satisfaction Notice. In the absence of a Satisfaction Notice by Owner on or before the Financing Date, the foregoing contingency shall be deemed unsatisfied, and either Owner or Construction Manager shall have the right to terminate this Agreement at any time prior to delivery of a Satisfaction Notice; provided, however, that upon such termination Owner shall reimburse the Construction Manager for those costs which have been reasonably incurred by the Construction Manager prior to the Financing Date for which Construction Manager has received the Owner's written consent prior to incurring such cost. Notwithstanding anything to the contrary contained herein, neither Owner nor Development Manager shall have any liability to Construction Manager for Construction Manager's Fee on any Cost of the Work not then expended in accordance with the prior sentence or otherwise due to the failure of Owner to obtain the Construction Loan.

         3.1.2 STRUCTURAL AND ENVIRONMENTAL TESTS, SURVEYS AND REPORTS

         Construction Manager acknowledges that Owner has furnished to it the information, reports, surveys, drawings and tests described in this Subparagraph 3.1.2 to the extent requested prior to the date hereof by Construction Manager, and that Owner shall have no further obligation to deliver any further such information, except for such additional information which Owner obtains that Development Manager and Construction Manager reasonably agree with expedite the completion of the Project. All such information, reports, surveys, drawings and tests described in this Subparagraph 3.1.2 which have been or shall be completed at the sole cost and expense of Owner or Development Manager, except as may be specifically included in the Guaranteed Maximum Price. Construction Manager shall be entitled to rely upon the accuracy of any such information, reports, surveys, drawings and tests described in Clauses 3.1.2.1 through 3.1.2.4, except to the extent that the Construction Manager knows or should have known of any inaccuracy.

         3.1.2.1 Reports, surveys, drawings and tests concerning the conditions of the site which are required by applicable tribal law.

         3.1.2.2 Surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All information on the survey shall be referenced to a project benchmark.

         3.1.2.3 The services of geotechnical engineers when such services are requested by the Construction Manager. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

         3.1.2.4 Structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports which are required by law.

         3.1.2.5 The services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Construction Manager.

         3.2 OWNER'S DESIGNATED REPRESENTATIVE

         The Owner hereby designates Development Manager as its sole representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. Development Manager shall have the authority to make decisions on behalf of the Owner concerning estimates and schedules, construction budgets, and changes in the Work, and shall render such decisions promptly and furnish information expeditiously, so as to avoid unreasonable delay in the Project. All items required to be delivered to Owner by Construction Manager under the Agreement shall be delivered instead to Development Manager. Notwithstanding anything to the contrary contained in the Contract Documents, Owner may replace the Architect with any other licensed architect within the State of California at any time without the approval of Construction Manager, and such architect shall thereafter become the "Architect" under the Contract Documents for all purposes.

         3.3 ARCHITECT

         The Owner has retained Architect to provide the services, including normal structural, mechanical and electrical engineering services, other than cost estimating services, described in the AIA Document B163 as modified by Owner and Architect. The Owner shall authorize the Architect to provide the Services described in AIA Document B163 reasonably requested by the Construction Manager which must necessarily be provided by the Architect for completion of the Work by Construction Manager.

ARTICLE 4  COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES

         All Preconstruction Phase services provided by Construction Manager from and after the date of this Agreement shall be included in the Construction Manager's Fee and shall not be billed separately to Owner.

ARTICLE 5  COMPENSATION FOR CONSTRUCTION PHASE SERVICES

         The Owner shall compensate the Construction Manager for Construction Phase services as follows:

         5.1 COMPENSATION

         5.1.1 For the Construction Manager's performance of the Work as described in Paragraph 2.3, including the General Conditions Work, the Owner shall pay the Construction Manager in current funds the Contract Sum consisting of (i) the Cost of the Work as defined in
         Article 7 and (ii) the Construction Manager's Fee, which includes the Construction Manager's profit and overhead and all costs of General Conditions Work, in the amount of FIVE MILLION TWO HUNDRED THOUSAND and NO/100 DOLLARS ($5,200,000.00). Construction Manager's Fee shall not be increased or decreased as a result of any increase or decrease in the Cost of the Work or the scope of the Project.

         5.1.2 There shall be no mark-up by Construction Manager on Change Orders, except to the extent the Change Order represents (i) a material increase in the scope of the Project, including by way of example adding an additional structure, (ii) an increase in the Budget, or (iii) an increase in the square feet of the Project by more than three percent (3%). With respect to a Change Order which results in an increase in the Budget, no mark-up shall be taken by Construction Manager except to the extent that the additional Work provided for in such Change Order directly results in additional supervisory expense to Construction Manager which may not be passed on to Owner; provided, that (a) no mark-up shall be taken to compensate for such additional supervisory costs with respect to the first six percent (6%) of the Budget increase, (b) the mark-up which may be taken with respect to the next six percent (6%) of the Budget increase to compensate for such additional supervisory costs shall be the lesser of (x) the reasonable and actual additional supervisory costs incurred by Construction Manager and (y) ten percent (10%) of the cost of the Change Order (excluding the amount equal to the initial six percent (6%) Budget increase) and (c) the mark-up which may be taken to compensate for such additional supervisory costs with respect to the Budget increase in excess of twelve percent (12%) shall be an amount such that the aggregate mark-up shall not exceed ten percent (10%) of the cost associated with the Change Order. Construction Manager's mark-up on Change Orders to account for Construction Manager's overhead and profit and increased General Conditions Work shall be in lieu of any increase in Construction Manager's Fee. To the extent that Change Orders or allowance work involves work, materials or equipment listed on a Unit Price List approved by the Development Manager, the cost to Owner of such Change Orders or allowance work shall be the applicable unit prices set forth on the Unit Price List, plus the Construction Manager's mark-up, if any (subject to the limitation in the preceding sentence). Notwithstanding any provision of the Contract Documents to the contrary, under no circumstances shall Owner be required to compensate the Construction Manager for additional work unless the Development Manager has signed a Change Order for such work prior to such work being performed. In addition, each different change in the Work shall be the subject of a separate Change Order, except as may be agreed otherwise in writing by the Development Manager in each instance.

         5.2 GUARANTEED MAXIMUM PRICE

         The sum of the Cost of the Work and the Construction Manager's Fee is guaranteed by the Construction Manager not to exceed the amount provided in Amendment No. 1, subject to additions and deductions by changes in the Work as provided in the Contract Documents. Such maximum sum as adjusted by approved changes in the Work is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Construction Manager without reimbursement by the Owner. Anything herein to the contrary notwithstanding, in the event that the sum of the Cost of the Work and the Construction Manager's Fee is less than the Guaranteed Maximum Price as amended by Change Order, 80% of all such savings shall be retained by the Owner, with the remainder payable to Construction Manager in accordance with Paragraph 7.2 hereof; provided, that Construction Manager shall not be entitled to any savings of any contingency portion of the Budget.

         5.3 CHANGES IN THE WORK

         5.3.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work subsequent to the execution of Amendment No. 1 may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions, subject to the limitations in Paragraph
         5.1 above.

         5.3.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph 7.3.6 of the General Conditions shall have the meanings assigned to them in that document and shall not be modified by this Article 5; provided that the combined overhead and profit paid to Subcontractors for changes in the Work shall not exceed fifteen percent (15%). Adjustments to subcontracts awarded with the Development Manager 's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

         5.3.3 In calculating adjustments to the Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 6 of this Agreement.

ARTICLE 6  COST OF THE WORK FOR CONSTRUCTION PHASE

         6.1 COSTS TO BE REIMBURSED

         The costs described in Subparagraphs 6.1.1 through 6.1.8 shall be included in the Cost of the Work notwithstanding any provision of the General Conditions or other Conditions of the Contract which may require the Construction Manager to pay such costs, unless such costs are excluded by the provisions of Paragraph 6.2.

         6.1.1 The term "Cost of the Work" shall mean the reasonable and necessary costs of all material and labor properly incurred by the Construction Manager in good faith in the proper performance of the Work. Such costs shall be at rates not higher than those customarily paid at the place of the Project except with prior written consent of the Development Manager. The Cost of the Work shall include only the items set forth in this Article 6.

         6.1.2 LABOR COSTS

           1. Wages of construction workers directly employed by the Construction Manager to perform the construction of the Work at the site or, with the Development Manager 's agreement, at off-site workshops, calculated in accordance with the billable rates set forth in the Personnel Reimbursement Schedule attached hereto as Exhibit E. The rates set forth on Exhibit E shall remain fixed for the duration of the Project.

           2. Wages or salaries as set forth on Exhibit E of the Construction Manager's supervisory and administrative personnel in connection with the performance of the Work when stationed at the site to the extent previously approved in writing by Development Manager.

           3. Wages and salaries in accordance with Exhibit E of the Construction Manager's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

           4. The hourly rates set forth as Exhibit E include costs paid or incurred by the Construction Manager for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions.

         6.1.3 SUBCONTRACT COSTS

         Payments made by the Construction Manager to Subcontractors in accordance with the requirements of the subcontracts previously approved in writing by the Development Manager (i.e., the actual cost without the Construction Manager's overhead or profit markup and with the benefit of all discounts received). Upon mutual consent of the Development Manager and Construction Manager, the Construction Manager shall enter into a contract with each lowest responsible bidder for performance of its respective construction work; provided that the Development Manager shall not be obligated to accept the lowest responsible bidder.

         6.1.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

           1. Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

           2. Costs of materials described in the preceding Clause 6.1.4.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be properly stored during the performance of the Work and handed over to the Owner at the completion of the Work or, at the Development Manager 's option, shall be sold by the Construction Manager; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

         6.1.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

           1. Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Construction Manager. Cost for items previously used by the Construction Manager shall mean fair market value.

           2. Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site, whether rented from the Construction Manager or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Development Manager 's prior approval. The Construction Manager's equipment rates shall be the local market rates. Charges for equipment rented from third parties shall be the actual rental rates, which shall in no event exceed local market rates. No rental charges for any piece of equipment shall exceed in the aggregate for the duration of the Project 60% of the cost to purchase such item as of the date of its initial rental.

           3.     Costs of removal of debris from the site.

         6.1.6 MISCELLANEOUS COSTS

           1. Sales, use or similar taxes properly imposed by a governmental authority which are related to the Work and for which the Construction Manager is liable, provided that Construction Manager has followed the Direct Purchase Procedures.

           2. Fees and assessments for the building permit and for other permits, licenses and inspections which the Construction Manager is required by the Contract Documents to pay.

           3. Fees of testing laboratories for tests required by the Contract Documents to the extent approved in writing by Development Manager, except those related to nonconforming Work.

           4. Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents to the extent previously approved by Development Manager in writing; payments made in accordance with legal judgments against the Construction Manager resulting from such suits or claims and payments of settlements made with the Development Manager 's prior written consent; provided, however, that such costs of judgments and settlements shall not be included in the calculation of the Construction Manager's Fee or the Guaranteed Maximum Price and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

           5. Deposits lost for causes other than the Construction Manager's or any Subcontractor's negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement.

         6.1.7 OTHER COSTS

         Other reasonable and necessary costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Development Manager.

         6.1.8 EMERGENCIES AND REPAIRS TO DAMAGED OR NONCONFORMING WORK

         The Cost of the Work shall also include costs described in Subparagraph 6.1.1 which are incurred by the Construction Manager in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.5 of the General Conditions.

         6.2 COSTS NOT TO BE REIMBURSED

         6.2.1 The Cost of the Work shall not include:

           1. Salaries and other compensation of the Construction Manager's personnel stationed at the Construction Manager's principal office or offices other than the site office, except as specifically provided in Clauses 6.1.2.2 and 6.1.2.3.

           2. Expenses of the Construction Manager's principal office and other offices except as specifically provided in Paragraph 6.1.

           3.     Overhead and general expenses, and the General Conditions
                  Work.

           4. The Construction Manager's capital expenses, including interest on the Construction Manager's capital employed for the Work.

           5. Rental costs of machinery and equipment, except as specifically provided in Subparagraph 6.1.5.2.

           6. Costs due to the fault or negligence of or failure to comply with the requirements of the Contract Documents by the Construction Manager, its Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including, but not limited to, costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work, and costs due to the failure of the Construction Manager to fulfill a specific responsibility to the Owner set forth in this Agreement.

           7.     Costs incurred in the performance of Preconstruction Phase
                  Services.

           8. Any cost not specifically and expressly described in Paragraph 6.1.

           9. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Construction Manager without reimbursement by the Owner.

           10. Costs not commonly included within the Cost of the Work. No costs shall be included in more than one category or line item.

           11. Taxes imposed due to Construction Manager's failure to follow the Direct Purchase Procedures which exceed $1,000 in the aggregate for the entire Project.

           12. Costs related to the work described in Paragraph 2.5 prior to the assignment of the contracts referenced therein to Construction Manager.

           13. Salaries and other compensation of the officers and senior management of Construction Manager wherever located.

         6.3 DISCOUNTS, REBATES AND REFUNDS

         6.3.1 Cash discounts obtained on payments made by the Construction Manager shall accrue to the Owner if (1) before making the payment, the Construction Manager included them in an Application for Payment and received payment therefore from the Owner, or (2) the Owner has deposited funds with the Construction Manager with which to make payments; otherwise, cash discounts shall accrue to the Construction Manager. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Construction Manager shall make provisions so that they can be secured.

         6.3.2 Amounts which accrue to the Owner in accordance with the provisions of Subparagraph 6.3.1 shall be credited to the Owner as a deduction from the Cost of the Work.

         6.4 ACCOUNTING RECORDS

         Construction Manager shall keep full open book and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be in accordance with Generally Accepted Accounting Principles or otherwise satisfactory to the Development Manager. The Owner, Development Manager, Independent Consultant and their accountants and other authorized representatives shall be afforded access to the Construction Manager's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Project, and the Construction Manager shall preserve these for a period of four (4) years after final payment, or for such longer period as may be required by law.

ARTICLE 7  CONSTRUCTION PHASE

         7.1 PROGRESS PAYMENTS

         7.1.1 Based upon Applications for Payment submitted to the Development Manager by the Construction Manager and Certificates for Payment issued by the Development Manager and Architect, and such other certificates as may be required by Lender or Trustee in accordance with the Disbursement Agreement (as defined in Paragraph 11.3), the Owner shall make progress payments on account of the Contract Sum to the Construction Manager as provided below and elsewhere in the Contract Documents.

         7.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month.

         7.1.3 Provided an Application for Payment and all required supporting certificates are received by the Development Manager and Architect not later than the twenty-fifth (25th) day of a month, projected to the end of such month, the Owner shall make payment to the Construction Manager not later than the twenty-fifth (25th) day of the following month. If an Application for Payment and all required supporting certificates and documentation are received by the Development Manager and Architect after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Development Manager and Architect receive the Application for Payment and all required certificates and documentation.

         7.1.4 With each Application for Payment, the Construction Manager shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Development Manager to demonstrate that cash disbursements already made by the Construction Manager on account of the Cost of the Work equal or exceed (1) progress payments already received by the Construction Manager; less (2) that portion of those payments attributable to the Construction Manager's Fee; plus (3) payrolls for the period covered by the present Application for Payment.

         7.1.5 Each Application for Payment shall be based upon the most recent detailed schedule of values submitted by the Construction Manager in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. Construction Manager shall be entitled to reasonably allocate the Construction Manager's Fee among various line items within the schedule of values, including pre-construction services and specific general conditions line items. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Development Manager may require. Development Manager and Architect shall each review and approve the Construction Manager's Applications for Payment with such information as each shall reasonably request, including but not limited to, the schedule of values.

         7.1.6 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing
         (a) the expense which has actually been incurred by the Construction Manager on account of that portion of the Work for which the Construction Manager has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price or Lump Sum allocated to that portion of the Work in the schedule of values.

         7.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

           1. Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraphs 7.3.7 and 7.3.8 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

           2. Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Development Manager, suitably stored off the site at a location agreed upon in writing.

           3. Add a portion of the Construction Manager's Fee. The portion of the Construction Manager's Fee shall be determined by multiplying the total Construction Manager's Fee by the percentage of completion set forth in Subparagraph 7.1.7.1.

           4. Subtract the aggregate of previous payments made by the Owner.

           5. Subtract the shortfall, if any, indicated by the Construction Manager in the documentation required by Subparagraph 7.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

           6. Subtract amounts, if any, for which the Development Manager has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

           7. Subtract retainage in the amount of ten percent (10%) of the progress payment until total progress payments exceed fifty percent (50%) of the Guaranteed Maximum Price and thereafter subtract retainage in the amount of five percent (5%) of the progress payment.

         7.1.8 The Development Manager and the Construction Manager shall agree upon a mutually acceptable procedure for review and approval of payments and retention for subcontracts.

         7.1.9 Except with the Development Manager's prior approval, the Construction Manager shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

         7.1.10 In addition to other required items, each Application for Payment (including applications for Final Payment under Subparagraph 7.2) shall be accompanied by the following, all in form and substance satisfactory to the Development Manager:

           1. A duly executed and acknowledged statement of Construction Manager sworn under penalty of perjury showing all Subcontractors with whom Construction Manager has entered into Subcontracts, the amount of such Subcontract, the amount requested for any Subcontractor in the Application for Payment and the amount to be paid to be paid to Construction Manager from such progress payment together with similar sworn statements from all Subcontractors and, where appropriate, from sub-Subcontractors;

           2. Duly executed conditional waivers of mechanics' and materialmen's liens from Construction Manager and all such Subcontractors, establishing payment or satisfaction of the payment requested by Construction Manager in the current Application for Payment;

           3. Duly executed unconditional waivers of mechanics' and materialmen's liens from Construction Manager and all such Subcontractors, establishing payment or satisfaction of the payment requested by Construction Manager in the prior Application for Payment, and with respect to the Final Payment, in the current Application for Payment;

           4. Duly executed and acknowledged statements from each Subcontractor certifying that such Subcontractor has not provided any discount, payment or inducement of any kind to Construction Manager which has not been reflected in such Subcontractor's subcontract.

           5. Such other information, documentation and materials as the Development Manager or Architect (in conjunction with disbursing under the Disbursement Agreement) may reasonably require.

         7.1.11 Upon Substantial Completion, the retainage held by Owner shall be reduced to an amount equal to two (2) times the cost to complete any uncompleted Work and all remaining punch list items, as determined by the Architect, provided, that in no event shall the retainage be increased. Owner shall pay any portion of the retainage due to Construction Manager within ten (10) business days of the date of Substantial Completion.

         7.2 FINAL PAYMENT

         7.2.1 Final payment shall be made by the Owner to the Construction Manager when (1) the Contract has been fully performed by the Construction Manager except for the Construction Manager's responsibility to correct nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Construction Manager and reviewed by the Development Manager and Architect; (3) all certificates reasonably required by Lender or Trustee have been delivered to Development Manager and approved by Lender or Trustee; and (4) a final Certificate for Payment has then been issued by the Development Manager and Architect. Final payment shall be made by the Owner not more than 30 days after the issuance of the Development Manager's and Architect's final Certificate for Payment.

         7.2.2 The amount of the final payment shall be calculated as follows:

           1. Take the sum of the Cost of the Work substantiated by the Construction Manager's final accounting and the Construction Manager's Fee; but in no event more than the Guaranteed Maximum Price.

           2. Subtract amounts, if any, for which the Development Manager withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

           3. Subtract the aggregate of previous payments made by the Owner.

           4. Add any amounts payable to Construction Manager as savings calculated in accordance with Paragraph 5.2 hereof.

         If the aggregate of previous payments made by the Owner exceeds the amount due the Construction Manager, the Construction Manager shall promptly reimburse the difference to the Owner.

         7.2.3 The Development Manager and Architect will each review and report in writing on the Construction Manager's final accounting within 30 days after delivery of the final accounting to the Development Manager and Architect by the Construction Manager. Based upon such Cost of the Work as the Development Manager and Architect report to be substantiated by the Construction Manager's final accounting, and provided the other conditions of Subparagraph 7.2.1 have been met, the Development Manager and Architect will, within such 30-day period, either issue to the Owner a final Certificate for Payment with a copy to the Construction Manager and the other, or notify the Construction Manager and Owner in writing of its reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 7.2 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

         7.2.4 If the Development Manager or Architect reports the Cost of the Work as substantiated by the Construction Manager's final accounting to be less than claimed by the Construction Manager, the Construction Manager shall be entitled to proceed in accordance with Article 9 without a further decision of the Development Manager or Architect. Unless agreed to otherwise, a demand for mediation or arbitration of the disputed amount shall be made by the Construction Manager within 60 days after the Construction Manager's receipt of a copy of each final Certificate for Payment. Failure to make such demand within this 60-day period shall result in the substantiated amount reported by the Development Manager's accountants becoming binding on the Construction Manager. Pending a final resolution of the disputed amount, the Owner shall pay the Construction Manager the amount certified in the Development Manager's final Certificate for Payment.

         7.2.5 Prior to Final Payment, Construction Manager shall furnish to Owner the following:

           1.     All maintenance and operating manuals;

           2. Marked sets of drawings and specifications reflecting "as built" conditions, upon which the Construction Manager, shall have transferred all changes in the location of any concealed structural, utilities, mechanical or electrical systems and components;

           3. Any assignment and/or transfer all guaranties and warranties from Subcontractors, vendors and suppliers and manufacturers; and

           4. A list of the names, address and phone numbers of all Subcontractors and other persons providing guarantees and warranties.

         7.2.6 Final unconditional lien waivers shall be obtained by Construction Manager from all Subcontractors contemporaneous with receipt of Final Payment.

ARTICLE 8  INSURANCE AND BONDS

         8.1 INSURANCE REQUIRED OF THE CONSTRUCTION MANAGER AND OWNER

         Construction Manager and its Subcontractors, and Owner, shall purchase and maintain insurance as set forth in Article 11 of the General Conditions.

         8.2 PERFORMANCE BOND AND PAYMENT BOND

         8.2.1 The Construction Manager may be required to furnish bonds covering its faithful performance of the Contract and payment of obligations arising thereunder in the reasonable discretion of Development Manager.

         8.2.2 Construction Manager may also be required to, in the reasonable discretion of Development Manager, furnish bonds covering faithful performance of each Subcontract by the applicable Subcontractor and payment of obligations arising thereunder. Each Subcontractor shall be required to produce proof of bonding as a condition of its pre-qualification to complete any portion of the Work. The cost of the Bonds shall be included in the Cost of the Work. The amount of each bond shall be equal to one hundred percent (100 %) of the Cost of the Work under such subcontract.

         8.2.3 The Construction Manager shall deliver the required bonds to the Development Manager at least three days before the commencement of any Work at the Project site by Construction Manager or the applicable Subcontractor. The reasonable and customary cost of any bonds Construction Manager or any Subcontractor shall be required to obtain pursuant to this Agreement shall be deemed a Cost of the Work and not a part of Construction Manager's Fee.

ARTICLE 9  MISCELLANEOUS PROVISIONS

         9.1.1 Neither Construction Manager nor any parent, affiliate or subsidiary of Construction Manager, directly or indirectly, shall perform any work on, whether as a construction manager, contractor, subcontractor, adviser or in any other capacity, or have any ownership interest in, any casino or hotel project within the "Prohibited Area" from and after the date of this Agreement except with the written approval of Development Manager and Owner, to be granted or withheld in each of Development Manager's and Owner's sole and absolute discretion. The preceding prohibition shall expire six
         (6) months after Final Completion. The "Prohibited Area" shall be a seventy five (75) mile radius emanating from the site of the Project. Owner and Construction Manager acknowledge that the foregoing restriction is reasonable in light of Construction Manager's particular skill in completing gaming facilities and Construction Manager's extensive reputation for completing projects such as the Project in a manner of the highest quality coupled with Owner's need to establish its business at the Project free of competition to the extent possible. Construction Manager and Owner further acknowledge that the prohibited area reasonably approximates the geographic area of Owner's anticipated clientele.

         9.1.2 Without limiting Owner's remedies, if Construction Manager should violate the covenant contained in this Paragraph 9.1, Owner may, at its option, elect to seek injunctive relief to prevent violation of Construction Manager's covenant or to require Construction Manager to cease any such violation. Whether or not Owner elects to pursue injunctive relief with respect to any violation by Construction Manager of its covenant pursuant to this Paragraph, Owner may treat such violation as a default under this Agreement and, after notice and opportunity to cure, may seek all remedies available to Owner by virtue of Construction Manager's breach, including termination of this Agreement. Neither exercise nor failure to exercise any of the foregoing remedies shall defeat or limit Owner's right to recover from Construction Manager all damages which Owner may establish as the result of Construction Manager's violation of its covenant contained in this Paragraph.

         9.1.3 For the purpose of this Paragraph 9.1 a "parent" of Construction Manager shall be any person or entity who or which holds, directly or indirectly, more than ten percent (10%) of the outstanding voting rights in or profit and loss interests in Construction Manager; a "subsidiary" of Construction Manager shall be any entity as to which Construction Manager holds, directly or indirectly more than ten percent (10%) of the outstanding voting rights in or profit and loss interests of such entity; and an "affiliate" shall be (A) any officer, director or general partner of Construction Manager, (B) any franchisee licensee of Construction Manager or any parent or subsidiary of Construction Manager or of any other affiliate of Construction Manager, (C) any subsidiary of any parent of Construction Manager, and (D) if Construction Manager is a natural person, any spouse, sibling or first generation lineal descendant of Construction Manager.

         9.1.4 Construction Manager acknowledges that Construction Manager's continuing compliance with the obligations of this Paragraph 9.1 constitutes a material economic consideration for Owner's agreement to enter into this Agreement. As a further consideration to Owner, Construction Manager agrees to confirm its continued compliance with this Paragraph 9.1 during such time as compliance is required by executing and delivering to Owner a statement of compliance within ten (10) days after Construction Manager's receipt of Owner's or Development Manager's written request therefore.

         9.1.5 By its execution of this Agreement, Construction Manager represents and warrants that the execution and delivery by Construction Manager of this Agreement upon the terms described herein will not violate the terms and provisions of any agreement to which Construction Manager is a party or by which Construction Manager or any of its properties are bound, including without limitation the provisions of any radius restriction.

         9.1.6 Development Manager shall be entitled to enforce the provisions of this Paragraph 9.1 independently of Owner as an intended Third Party Beneficiary.

         9.2 DISPUTE RESOLUTION

         9.2.1 In the event that Construction Manager or Owner believes that the other is in breach of this Agreement, it may request in writing that the parties meet and confer in good faith for the purpose of attempting to reach a mutually satisfactory resolution of the issue within fifteen (15) days of the date of service of said request; provided that if the complaining party believes that the issue identified creates a threat to public health or safety, the complaining party may proceed directly to arbitration as provided in Subparagraph 9.2.5.

         9.2.2 If the complaining party is not satisfied with the result of the meet and confer process, the complaining party may provide written notice to the other identifying and describing any alleged breach of this Agreement ("Notice of Disagreement"), with particularity, if available, and setting forth the action required to remedy the alleged breach.

         9.2.3 Within fifteen (15) days of service of a Notice of Disagreement, the recipient shall provide a written response either denying or admitting the allegations set forth in the Notice of Disagreement, and, if the truth of the allegations is admitted, setting forth in detail the steps it has taken and/or will take to cure the violations. Failure to serve a timely response shall entitle the complaining party to proceed directly to arbitration, as provided in Subparagraph 9.2.5 below.

         9.2.4 If the Construction Manager or Owner reasonably believes that in violation of the Contract Documents the other's conduct has caused or will cause a significant threat to public health or safety, resolution of which cannot be delayed for the time periods otherwise specified in this section, the complaining party may proceed directly to the arbitration procedures set out in Subparagraph 9.2.5, without reference to the processes set out in Subparagraphs 9.2.1, 9.2.2 and
         9.2.3 and seek immediate equitable relief. At least 24 hours before proceeding in this manner, the complaining party shall provide to the other a written request for correction and notice of intent to exercise its rights under this section setting out the legal and/or factual basis for its reasonable belief that there is a present or an imminent threat to public health or safety.

         9.2.5 Subject to prior compliance with the processes set forth above in Subparagraphs 9.2.1, 9.2.2 and 9.2.3, and except as provided Subparagraph 9.2.4, either party has the right to initiate binding arbitration to resolve any dispute arising under this Agreement. The arbitration shall be conducted in accordance with the following procedures:

         9.2.5.1 The arbitration shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The arbitrator shall be selected pursuant to such rules; provided that he/she must be a licensed attorney, knowledgeable in construction law and federal Indian law. The parties and the arbitrator shall maintain strict confidentiality with respect to the arbitration.

         9.2.5.2 The arbitration shall be held in either Fresno County or Sacramento County, California, at Owner's election, unless otherwise agreed by the parties. The arbitrator shall be empowered to grant equitable and injunctive relief and specific performance of the terms and conditions of the Contract Documents. The arbitrator shall not have the power to award punitive damages. The provisions of California Code of Civil Procedure Section 1283.05 are incorporated into, and made a part of the Contract Documents; provided, that no discovery authorized by said section may be conducted without leave of the arbitrator, who shall decide to grant leave based on the need of the requesting party and the burden of such discovery in light of the nature and complexity of the dispute.

         9.2.5.3 If either party requests a hearing, the arbitrator shall set the matter for hearing. Otherwise, the arbitrator shall decide whether to set the matter for hearing.

         9.2.5.4 The resulting award shall be in writing and give the reasons for the decision. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The costs and expenses of the American Arbitration Association and the arbitrator shall be shared equally by and between the parties unless the arbitrator rules otherwise.

         9.2.6 Any award in an arbitration held pursuant to Subparagraph 9.2.5 may be enforced by bringing an action in the United States District Court for the Eastern District of California, or, if that court finds that it lacks jurisdiction after the Construction Manager has made reasonable efforts to argue for the jurisdiction of the federal court, an action may be brought in the Superior Court for Madera County.

         9.2.7 Owner expressly and irrevocably waives its immunity from suit as provided for and limited by this paragraph. This waiver is limited to all arbitration proceedings brought pursuant to Subparagraph 9.2.5 regarding any dispute arising out of the Contract Documents and all actions to compel such arbitration brought pursuant to Subparagraph 9.2.6.

           (i) The waiver granted herein shall commence as of the date of this Agreement and shall continue for one year following the expiration, termination or cancellation hereof, or for the duration of any litigation or dispute resolution proceeding then pending, all appeals therefrom, and the satisfaction of any awards or judgment that may issue from such proceedings, whichever is later.

           (ii) This waiver is granted only to the Construction Manager and not to any other individual or entity.

         9.3 OTHER PROVISIONS

         9.3.1 Unless otherwise noted, the terms used in this Agreement shall have the same meaning as those in the General Conditions.

         9.3.2 EXTENT OF CONTRACT

         This Contract, which includes this Agreement and the other documents incorporated herein by reference, represents the entire and integrated agreement between the Owner and Construction Manager and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both the Owner and Construction Manager. If anything in any document incorporated into this Agreement is inconsistent with this Agreement, this Agreement shall govern.

         9.3.3 OWNERSHIP AND USE OF DOCUMENTS

         The Drawings, Specifications and other documents prepared by the Architect or the Development Manager, and copies thereof furnished to the Construction Manager, are for use solely with respect to this Project. They are not to be used by the Construction Manager, Subcontractors, sub-Subcontractors or suppliers on other projects, or for additions to this Project outside the scope of the Work, without the specific written consent of the Owner, Development Manager and Architect. The Construction Manager, Subcontractors, Sub-Subcontractors and suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect or Development Manager appropriate to and for use in the execution of their Work under the Contract Documents.

         9.3.4 GOVERNING LAW

         The Contract shall be governed by the laws of the State of California.

         9.3.5 ASSIGNMENT

         The Owner and Construction Manager respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract in whole or in part without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

         9.3.6 OWNER REIMBURSEMENT

         If Owner is entitled to reimbursement of payment from Construction Manager under or pursuant to the Contract Documents, such payment shall be made promptly upon demand by Owner. In the event such payment is not made, however, Owner shall have the option to either:
         (i) deduct an equal amount from any payment then or thereafter due Construction Manager or (ii) issue a Change Order reducing the Contract Sum by an equal amount.

ARTICLE 10 TERMINATION OR SUSPENSION

         10.1 TERMINATION SUBSEQUENT TO ESTABLISHING GUARANTEED MAXIMUM PRICE

         Subsequent to execution by both parties of Amendment No. 1, the Contract may be terminated as provided in Article 14 of the General Conditions.

         10.1.1 In the event of such termination by the Owner, the amount payable to the Construction Manager pursuant to Subparagraph 14.1.3 of the General Conditions shall not exceed an amount calculated as follows:

           1.     Take the cost of the Work incurred by the Construction
                  Manager.

           2. Add the Construction Manager's Fee for the Work then completed computed in accordance with this Agreement.

           3. Subtract the aggregate of previous payments made by the Owner on account of the Contract Sum.

         10.1.2 In the event of such termination by the Construction Manager due to a breach by Owner, the amount to be paid to the Construction Manager under Subparagraph 14.1.3 of the General Conditions shall not exceed the amount the Construction Manager would be entitled to receive under Subparagraph 10.1.1 above, except that the Construction Manager's Fee shall be calculated as if the Work had been fully completed by the Construction Manager.

         10.2 SUSPENSION

         The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price shall be increased as provided in Subparagraph 14.3.2 of the General Conditions.

ARTICLE 11 OTHER CONDITIONS AND SERVICES

         11.1 CONSTRUCTION MANAGER PRESS RELEASES

         The Construction Manager shall not divulge verbally, in writing, or in the form of a press release or other public notice the terms of this Agreement and/or any related agreement between the parties without the prior written consent of the Development Manager.

         11.2 REPRESENTATIONS AND WARRANTIES OF CONSTRUCTION MANAGER

         Construction Manager represents and warrants the following to Owner (in addition to any other representations and warranties contained in the Contract Documents), as an inducement to Owner to execute the Contract Documents, which representations and warranties shall survive the execution and delivery of the Contract Documents and shall continue to remain true and correct until the Work is completed and all obligations of Construction Manager hereunder are fulfilled:

         11.2.1 Construction Manager is and each of its Subcontractors will be, financially solvent, able to pay all debts as they mature and possessed of sufficient working capital to complete the Work and perform all obligations hereunder.

         11.2.2 Construction Manager is able to furnish the plant, tools, materials, supplies, equipment and labor required to complete the Work and perform its obligations hereunder and has sufficient experience and competence to do so.

         11.2.3 Construction Manager shall complete the Work in accordance with all applicable laws, in a good and workmanlike manner, free and clear of all defects.

         11.2.4 Construction Manager is authorized to do business in the State of California and is properly licensed by all necessary governmental and public and quasi-public authorities having jurisdiction over it and over the Work and the Project.

         11.2.5 Construction Manager's execution of the Contract Documents and its performance thereof is within its duly authorized powers.

         11.2.6 Construction Manager's duly authorized representative has visited the site of the Project, familiarized himself with the local conditions under which the Work is to be performed and correlated his or her observations with the requirements of the Contract Document.

         11.2.7 Construction Manager is a large, sophisticated construction manager and general contractor which possesses a high level of experience and expertise in the business administration, construction, construction management and superintendence of projects of the size, complexity and nature of this particular Project and it shall perform the Work with care, skill and diligence of such a construction manager; provided, that Construction Manager shall not be required to provide professional services which constitute the practice of architecture or engineering.

         11.3 TRUSTEE'S INTEREST IN THE WORK

         Construction Manager expressly understands, acknowledges and agrees that payment to the Construction Manager for the Work by Owner shall be made from a Construction Disbursement Account to be established pursuant to a Cash Collateral and Disbursement Agreement ("Disbursement Agreement"), a copy of which shall be delivered to Construction Manager by Owner following execution thereof, utilizing proceeds from the Construction Loan. Professional Associates Construction Services, Inc. (the "Independent Consultant") has been appointed by the Trustee to review and inspect the Work, review payment applications, and control and authorize disbursements from the Construction Disbursement Account and all other tasks set forth for the Independent Consultant in the Disbursement Agreement. In connection with the foregoing, from and after the Financing Date:

         11.3.1 If requested by the Development Manager or the Trustee, Construction Manager shall acknowledge Construction Manager's agreement to the terms of the Disbursement Agreement. Construction Manager agrees to execute and deliver to Trustee the "Contracting Party's Consent to Assignment" in the form of Exhibit H to the Disbursement Agreement.

         11.3.2 Notwithstanding the terms and provisions of this Agreement, the terms and provisions of the Disbursement Agreement shall prevail in all respects in relation to matters dealing with the Project, including without limitation, matters relevant to progress payments, retainage, Change Orders, change to the Contract Documents, and inspection and approval of the Work by the Independent Consultant, and provided that Owner and Development Manager are acting in accordance with the terms and conditions of the Disbursement Agreement, Owner shall not be deemed to be in default under the Contract Documents in the event of any conflict between the terms of the Contract Documents and the Disbursement Agreement. Any consents, approvals or other actions required or permitted by Owner or Development Manager hereunder shall be subject to and conditioned upon the consent, approval or other action by the Independent Consultant to the extent so provided in the Disbursement Agreement.

         11.3.3 All reimbursements or payments made by Construction Manager to Owner shall be deposited directly in to the Construction Disbursement Account established by the Disbursement Agreement to the extent required by the Disbursement Agreement.

         11.3.4 All indemnities contained in this Agreement which run in favor of Owner or Development Manager shall also run in favor of Trustee and no action by any of the parties indemnified shall affect the continuing obligation of the Construction Manager to indemnify the other indemnified parties.

         11.3.5 All provisions in the Subcontracts which accrue specifically to the benefit of Owner shall also provide they shall also run to the benefit of Trustee.

         11.3.6 Construction Manager acknowledges it has reviewed the Disbursement Agreement, including the certificates which Construction Manager shall be asked to provide in the forms attached to the Disbursement Agreement as (i) Exhibit 7 to Exhibit B-1, (ii) Exhibit 2 to Exhibit C-1, (iii) Exhibit 2 to Exhibit E, (iv) Exhibit 2 to Exhibit F and (v) Exhibit 2 to Exhibit J, and that so long as the factual assertions of Construction Manager required therein shall be true, Construction Manager shall deliver such certificates as and when required by Owner or Development Manager in the manner and within the time periods required by the Disbursement Agreement.

         11.3.7 Promptly after the execution of this Agreement, Development Manager and Construction Manager shall meet to establish a commercially reasonable process for obtaining all required approvals under the Contract Documents and the Disbursement Agreement, including with respect to approval of Change Orders, from the various parties to the Contract Documents and the Disbursement Agreement so that the Work can be completed by Construction Manager in accordance with the Project schedule.

         11.4 COMPLIANCE WITH TRUSTEE'S REQUESTS

         Construction Manager agrees to execute all documents reasonably required by Trustee or Independent Consultant, including without limitation an agreement by Construction Manager (which may be in the form of an assignment) and Subcontractors under subcontract to continue to perform their obligations under this Agreement for the benefit of Trustee in the event Owner defaults in its obligations to Trustee and Trustee assumes Owner's rights and obligations under this Agreement; provided such assignees continue to perform the Owner's obligations hereunder. Construction Manager shall incorporate into all Subcontracts a provision obligating its Subcontractors to continue to perform under their subcontracts in the event Trustee or its agents take possession of the site.

         11.5 DOCUMENT DELIVERY

         All information, documentation and notes delivered or to be delivered by Construction Manager to Architect shall also be delivered to Development Manager. All consents and modifications authorized hereunder to be made by the Architect or Construction Manager are specifically conditioned upon the prior written approval of Development Manager.




         This Agreement entered into as of the day and year first written above.

         OWNER:

         CHUKCHANSI ECONOMIC
         DEVELOPMENT AUTHORITY

         By:     /s/ Dixie Jackson____________________________
         Name:   Dixie Jackson________________________________
         Its:    Chairperson__________________________________
         Date:   8/20/02______________________________________

         CONSTRUCTION MANAGER:

         WALTON CONSTRUCTION COMPANY, INC.

         By:     /s/ Barry J. Owens___________________________
         Name:   Barry J. Owens_______________________________
         Its:    Senior Vice President________________________
         Date:   July 26, 2002________________________________





                                   EXHIBIT A

                              GENERAL CONDITIONS





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              GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION
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         ARTICLE 1. GENERAL PROVISIONS

         1.1 BASIC DEFINITIONS

         1.1.1 THE CONTRACT DOCUMENTS

         The Contract Documents consist of the Agreement between Owner and Construction Manager (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), GMP Schedule of Values, Drawings, Specifications, Addenda issued prior to execution of the Contract, OCIP Manuals, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (l) a written amendment to the Contract signed by both parties, (2) a Change Order or (3) a Construction Change Directive. Unless specifically enumerated in or attached to the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Construction Manager's bid or portions of Addenda relating to bidding requirements).

         1.1.2 THE CONTRACT

         The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (l) between the Architect and Construction Manager, (2) between the Owner and a Subcontractor or Sub-subcontractor, (3) between the Owner and Architect, (4) between the Development Manager and Construction Manager, (5) between Development Manager and Architect or (6) between any persons or entities other than the Owner and Construction Manager. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.

         1.1.3 THE WORK

         The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Construction Manager to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project. Construction Manager acknowledges and agrees that the Contract Documents shall be adequate and sufficient to provide for the completion of the Work, and shall include all work, whether or not shown or described, which reasonably may be inferred to be required for the completion of the Work in accordance with all applicable laws, codes and professional standards.

         1.1.4 THE PROJECT

         The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

         1.1.5 THE DRAWINGS

         The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

         1.1.6 THE SPECIFICATIONS

         The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

         1.1.7 THE PROJECT MANUAL

         The Project Manual is a volume assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

         1.1.8 THE OCIP MANUALS

         All OCIP Manuals provided by or through Owner or Development Manager shall be incorporated herein as a portion of the Contract Documents.

         1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS

         1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Construction Manager. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Construction Manager shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

         1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Construction Manager in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

         1.2.3 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

         1.2.4 Conflicts or discrepancies among the Contract Documents shall be resolved in the following order:

           1.     The Agreement;

           2.     The Supplementary General Conditions, if any;

           3.     The General Conditions;

           4. Drawings and Specifications; Drawings govern Specifications of quantity and location, and Specifications govern Drawings for quality and performance. In the event of ambiguity in quantity or quality, the greater quantity and the better quality shall govern;

           5. Figured dimensions govern scale dimensions and large scale Drawings govern small scale Drawings; and

           6.     Submittals.

         Modifications and revisions of the foregoing of a later date take precedence over those of earlier date.



         1.3 CAPITALIZATION

         1.3.1 Terms capitalized in these General Conditions include those which are (1) specifically defined in the Contract or herein, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

         1.4 INTERPRETATION

         1.4.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

         1.5 EXECUTION OF CONTRACT DOCUMENTS

         1.5.1 The Contract Documents shall be signed by the Owner and Construction Manager. If either the Owner or Construction Manager or both do not sign all the Contract Documents, the Development Manager shall identify such unsigned Documents upon request.

         1.5.2 Execution of the Contract by the Construction Manager is a representation that the Construction Manager has visited the site, become familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents. The Construction Manager and each Subcontractor shall evaluate and satisfy themselves as to the conditions and limitations under which the Work is to be performed, including, without limitation (1) the location, condition, layout and nature of the Project site and surrounding areas, (2) generally prevailing climatic conditions, (3) labor supply and costs, (4) availability and cost of materials, tools and equipment and (5) other similar issues. The Owner assumes no responsibility or liability for the physical condition or safety of the Project site or any improvements located on the Project site. The Owner shall not be required to make any adjustment in the Contract Sum or Contract Time in connection with any failure by the Construction Manager or any Subcontractor to comply with the requirements of this Paragraph 1.5.2.

         1.6 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE

         1.6.1 All Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants are and shall remain the property of the Owner, and Owner shall retain all common law, statutory and other reserved rights with respect thereto. They shall not be used on any other project without the prior written consent of the Development Manager and Owner, and Construction Manager shall take such action as may be necessary to prevent their use on any other project or for additions to the Project outside the scope of the Work by any Subcontractor, Sub-subcontractor or material or equipment supplier. The Construction Manager, Subcontractors, Sub-subcontractors and material and equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants. Submittals or distributions necessary to meet official regulatory requirements or for other purposes relating to completion of the Project are not to be construed as a publication in derogation of the Owner's copyright or other reserved rights.

ARTICLE 2. OWNER

         2.1 GENERAL

         2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Development Manager has express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization, solely excluding approval of Change Orders and amendments or modifications to the Contract. The Architect does not have such authority. The term "Owner" means the Owner or the Development Manager.

         2.1.2 The Development Manager shall furnish to the Construction Manager within 15 days after receipt of a written request, a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein.

         2.1.3 Owner shall provide Construction Manager with reasonable evidence of receipt of sufficient funds to complete construction of the Project in accordance with Section 3.1.1 of the Agreement.

         2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER

         2.2.1 Except for permits and fees, including those required under Subparagraph 3.7.1, which are the responsibility of the Construction Manager under the Contract Documents, the Development Manager shall secure and the Owner shall pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

         2.2.2 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Construction Manager shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

         2.2.3 Information or services required of the Owner by the Contract Documents shall be furnished by the Development Manager with reasonable promptness.

         2.2.4 Unless otherwise provided in the Contract Documents, the Construction Manager will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

         2.3 OWNER'S RIGHT TO STOP THE WORK

         2.3.1 If the Construction Manager fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or fails to carry out Work in accordance with the Contract Documents, the Development Manager may issue a written order to the Construction Manager to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Development Manager to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Construction Manager or any other person or entity. This right shall be in addition to, and not in restriction of, Owner's rights under Subparagraph 12.2.

         2.4 OWNER'S RIGHT TO CARRY OUT THE WORK

         2.4.1 If the Construction Manager defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a five business day period after receipt of written notice from the Development Manager to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, commence and continue to carry out the Work. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Construction Manager the reasonable cost of correcting such deficiencies or otherwise performing the Work, including Owner's expenses and compensation for the Architect's and Development Manager's additional services made necessary by such default, neglect or failure. If payments then or thereafter due the Construction Manager are not sufficient to cover such amounts, the Construction Manager shall promptly pay the difference to the Owner. The right of the Development Manager to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Construction Manager or any other person or entity.

ARTICLE 3. CONSTRUCTION MANAGER

         3.1 DEFINITION

         3.1.1 The Construction Manager is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Construction Manager" includes the Construction Manager's authorized representative.

         3.1.2 The Construction Manager shall perform the Work in accordance with the Contract Documents.

         3.1.3 The Construction Manager shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect or Development Manager in their administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Construction Manager.

         3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONSTRUCTION MANAGER

         3.2.1 Since the Contract Documents are complementary, before starting each portion of the Work, the Construction Manager shall carefully study and compare the various Drawings and other Contract Documents relative to that portion of the Work, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating construction by the Construction Manager and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, any errors, inconsistencies or omissions discovered by the Construction Manager shall be reported promptly to the Development Manager and Architect as a request for information in such form as each may require. In addition, if the Construction Manager performs any construction activity and, in the Construction Manager's capacity as a contractor and not as a licensed design professional, if it knows or reasonably should have known that any of the Contract Documents contains a recognized error, inconsistency or omission, the Construction Manager shall be responsible for such performance and shall bear the cost for correction thereof.

         3.2.2 Any design errors or omissions noted by the Construction Manager during this review shall be reported promptly to the Development Manager and Architect, but it is recognized that the Construction Manager's review is made in the Construction Manager's capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents. The Construction Manager is not required to ascertain that the Contract Documents are in accordance with applicable laws, statues, ordinances, building codes, and rules and regulations, but any nonconformity discovered by or made known to the Construction Manager shall be reported promptly to the Development Manager and Architect.

         3.2.3 If the Construction Manager believes that additional cost or time is involved because of clarifications or instructions issued by the Architect in response to the Construction Manager's notices or requests for information pursuant to Subparagraphs 3.2.1 and 3.2.2, the Construction Manager shall make Claims as provided in Subparagraphs 4.3.6 and 4.3.7. If the Construction Manager fails to perform the obligations of Subparagraphs 3.2.1 and 3.2.2, the Construction Manager shall pay such costs and damages to the Owner as would have been avoided if the Construction Manager had performed such obligations.

         3.2.4 Except as to any reported errors, inconsistencies or omissions, and to concealed or unknown conditions defined in Paragraph 4.3.4, by executing the Agreement, the Construction Manager represents the following:

           1. The Contract Documents are sufficiently complete and detailed for the Construction Manager to (1) perform the Work required to produce the results intended by the Contract Documents and (2) comply with all the requirements of the Contract Documents.

           2. The Work required by the Contract Documents including, without limitation, all construction details, construction means, methods, procedures and techniques necessary to perform the Works, use of materials, selection of equipment and requirements of product manufacturers shall be consistent with (1) good and sound practices within the construction industry, (2) generally prevailing and accepted industry standards applicable to Work; (3) requirements of any warranties applicable to the work; and (4) all laws, ordinances and regulations, rules and orders which bear upon the Construction Manager's performance of the Work.

         3.3 SUPERVISION AND CONSTRUCTION PROCEDURES

         3.3.1 The Construction Manager shall supervise and direct the Work, using the Construction Manager's best skill and attention. The Construction Manager shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, including coordination of the duties of all trades, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Construction Manager shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Construction Manager determines that such means, methods, techniques, sequences or procedures may not be safe, the Construction Manager shall give timely written notice to the Development Manager and Architect and shall not proceed with that portion of the Work without further written instructions from the Development Manager. If the Construction Manager is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Construction Manager, the Construction Manager shall not be responsible for any resulting loss or damage.

         3.3.2 The Construction Manager shall be responsible to the Owner for acts and omissions of the Construction Manager's employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Construction Manager or any of its Subcontractors.

         3.3.3 The Construction Manager shall be responsible for inspection of portions of Work already performed to determine that such portions are in accordance with the Drawings and in proper condition to receive subsequent Work.

         3.3.4 The Construction Manager acknowledges that it is the Construction Manager's responsibility to hire all personnel for the proper and diligent prosecution of the Work and the Construction Manager shall use its best efforts to maintain labor peace for the duration of the Project. In the event of any labor dispute with respect to the Work or the Project, the Construction Manager shall not be entitled to any increase in the Contract Sum. Labor disputes other than with respect to labor at the Project site shall be governed by Paragraph 8.3.1 hereof.

         3.3.5 The Construction Manger shall be responsible for coordination of Owner's other contractors to the extent set forth in the Agreement.

         3.4 LABOR AND MATERIALS

         3.4.1 Unless otherwise provided in the Contract Documents, the Construction Manager shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

         3.4.2 The Construction Manager may make substitutions only with the consent of the Development Manager, after evaluation by the Architect and pursuant to a Change Order.

         3.4.3 The Construction Manager shall enforce strict discipline and good order among the Construction Manager's employees, Subcontractors, and other persons carrying out the Contract. The Construction Manager shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

         3.5 WARRANTY

         3.5.1 The Construction Manager warrants to the Owner, Development Manager and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform to the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, shall be considered defective. The Construction Manager's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Construction Manager, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Development Manager, the Construction Manager shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

         3.6 TAXES

         3.6.1 The Construction Manager shall pay sales, consumer, use and similar taxes for the Work provided by the Construction Manager which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect. Such taxes shall not be a Cost of the Work except to the extent permitted by Paragraphs 6.1.6.1 and 6.2.1.12 of the Agreement.

         3.7 PERMITS, FEES AND NOTICES

         3.7.1 Unless otherwise provided in the Contract Documents, the Construction Manager shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

         3.7.2 The Construction Manager shall comply with and give notices required by laws, regulations and lawful orders of public authorities applicable to performance of the Work.

         3.7.3 It shall be the obligation of the Construction Manager to review the Contract Documents to determine and to notify the Development Manager and the Architect of any discrepancy between building codes and regulations of which the Construction Manager has knowledge or should be reasonably able to determine. The Construction Manager shall not violate any zoning, setback or other locational requirements of applicable laws, codes and ordinances, or of any recorded covenants of which the Construction Manager has knowledge. If the Construction Manager observes that portions of the Contract Documents are at variance with applicable laws, statutes, ordinances, building codes, rules or regulations, the Construction Manager promptly shall notify the Development Manager and Architect in writing, and necessary changes shall be accomplished by appropriate Modification.

         3.7.4 If the Construction Manager or any of its Subcontractors at any tier performs Work knowing it to be, or where it should have known it to be, contrary to laws, statutes, ordinances, building codes, and rules and regulations, including laws related to the presence and/or protection of archeological artifacts or remnants or endangered species without prior written notice to the Architect and Development Manager, the Construction Manager shall assume full responsibility for such Work and shall bear the costs attributable to correction as well as all actual and consequential damages of Owner and Development Manager resulting therefrom.

         3.8 ALLOWANCES

         3.8.1 The Construction Manager shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Development Manager may direct, but the Construction Manager shall not be required to employ persons or entities to whom the Construction Manager has reasonable objection.

         3.8.2 Unless otherwise provided in the Contract Documents:

           1. allowances shall cover the cost to the Construction Manager of materials and equipment delivered at the site and all required and reimbursable taxes, less applicable trade discounts;

           2. Construction Manager's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances, except as may be set forth in the Budget;

           3. whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (l) the difference between actual costs and the allowances under Clause 3.8.2.1 and (2) changes in Construction Manager's costs under Clause 3.8.2.2.

         3.8.3 Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.

         3.9 SUPERINTENDENT

         3.9.1 The Construction Manager shall employ a competent project manager and a competent superintendent and necessary assistants who shall be in attendance at the project site during performance of the Work. The project manager and the superintendent shall be persons acceptable to Development Manager, and these persons shall not be replaced without, and all replacements shall be subject to, Development Manager's reasonable approval. The project manager shall represent the Construction Manager, and communications given to the project manager shall be as binding as if given to the Construction Manager. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case or as required by the Contract Documents.

         3.10 CONSTRUCTION MANAGER'S CONSTRUCTION SCHEDULES

         3.10.1 The schedule for the Work is attached to the Agreement as Exhibit D thereto. The construction schedule shall be updated and revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project, shall provide for expeditious and practicable execution of the Work and shall not be modified or extended without the prior approval of the Development Manager in each instance. The construction schedule shall be in a detailed precedence-style critical path method (CPM) or other format reasonably satisfactory to the Development Manager which (a) provides graphic representation of all activities and events that will occur during the performance of the Work; (b) identifies each phase of construction and occupancy; and (c) sets forth dates (hereinafter referred to as "Milestone Dates") that are critical in ensuring the timely and orderly completion of the Work in accordance with the requirements of the Contract Documents.

         3.10.2 The Construction Manager shall prepare and keep current, for the Architect's and Development Manager's approval, a schedule of submittals which is coordinated with the Construction Manager's construction schedule and allows the Architect and Development Manager reasonable time to review submittals.

         3.10.3 The Construction Manager shall perform the Work in accordance with the schedule attached to the Contract Documents, including all Milestone Dates set forth therein, and shall cause Substantial Completion and Final Completion to occur on or before the dates stated therefore in the Project schedule.

         3.10.4 The Construction Manager shall monitor the progress of the Work for conformance with the requirements of the construction schedule and shall promptly advise the Development Manager of any delays or potential delays. The accepted construction schedule shall be updated to reflect actual conditions if requested by the Development Manager. In the event any updated construction schedule indicates any delays, the Construction Manager shall propose an affirmative plan to correct the delay, including overtime and/or additional labor, if necessary. In no event shall any updated construction schedule constitute an adjustment in the Contract Time, any Milestone Date or the Contract Sum unless any such adjustment is agreed to by the Development Manager and authorized pursuant to a Change Order.

         3.10.5 In the event Development Manager determines that the performance of the Work (i) as of any Milestone Date or (ii) as of the end of two consecutive weeks, has not reached the level of completion required by the Project schedule, and within three (3) business days thereafter Construction has not provided Development Manager with an alternative schedule reasonably acceptable to Development Manager which shows the Work being completed before the Outside Substantial Completion Date, the Development Manager shall have the right to order the Construction Manager to take corrective measures necessary to expedite the progress of construction, including, without limitation, (1) working additional shifts or overtime, (2) supplying additional manpower, equipment and facilities and (3) other similar measures hereinafter referred to collectively as Extraordinary Measures solely for the purpose of ensuring the Construction Manager's compliance with the construction schedule.

         3.10.5.1 Cost of such Extraordinary Measures shall not be included in the Cost of the Work and all such costs shall be borne solely by Construction Manager as a part of Construction Manager's Fee.

         3.10.5.2 Development Manager may exercise its rights under or pursuant to this paragraph 3.10.5 as frequently as the Development Manager reasonably deems necessary to ensure that the Construction Manager's performance of the Work will comply with any Milestone Date or completion date set forth in the Contract Documents.

         3.11 DOCUMENTS AND SAMPLES AT THE SITE

         3.11.1 The Construction Manager shall maintain at the site for the Development Manager one record copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Development Manager and Architect and shall be delivered to the Development Manager for submittal to the Owner upon completion of the Work, signed by the Construction Manager, certifying that they show complete and exact "as-built" conditions, stating sizes, kind of materials, vital piping, conduit locations and similar matters.

         3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

         3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Construction Manager or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

         3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Construction Manager to illustrate materials or equipment for some portion of the Work.

         3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

         3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Contract Documents the way by which the Construction Manager proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals which are not required by the Contract Documents may be returned by the Architect without action.

         3.12.5 The Construction Manager shall review for compliance with the Contract Documents, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate Construction Managers. Submittals which are not marked as reviewed for compliance with the Contract Documents and approved by the Construction Manager may be returned by the Architect without action.

         3.12.6 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Construction Manager represents that the Construction Manager has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

         3.12.7 The Construction Manager shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect. Construction Manager shall not be responsible for any delay in performing the Work to the extent resulting from failure of Architect to perform its obligations within the time period set forth in Paragraph 4.2.7, and any such material delay shall result in one or both of an extension of the Outside Substantial Completion Date or an increase in the Contract Sum to account for the required acceleration of the Work. Whether to extend the Outside Substantial Completion Date or increase in the Contract Sum, or to undertake a combination of both, shall be determined by Development Manager in its sole and absolute discretion.

         3.12.8 The Work shall be in accordance with approved submittals; except that the Construction Manager shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Construction Manager has specifically informed the Architect in writing of such deviation at the time of submittal and a Change Order or Construction Change Directive has been issued authorizing the deviation. The Construction Manager shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

         3.12.9 The Construction Manager shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice the Architect's approval of a resubmission shall not apply to such revisions.

         3.12.10 The Construction Manager shall not be required to provide professional services which constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Construction Manager needs to provide such services in order to carry out the Construction Manager's responsibilities for construction means, methods, techniques, sequences and procedures. The Construction Manager shall not be required to provide professional services in violation of applicable law. If professional design services or certification by a design professional related to systems, materials or equipment are specifically required of the Construction Manager by the Contract Documents, the Development Manager and the Architect will specify all performance and design criteria that such services must satisfy. The Construction Manager shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional's written approval when submitted to the Architect. The Owner, Development Manager and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications and approvals performed by such design professionals, provided the Development Manager and Architect have specified to the Construction Manager all performance and design criteria that such services must satisfy. Pursuant to this Subparagraph 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Construction Manager shall not be responsible for the adequacy of the performance or design criteria required by the Contract Documents.

         3.12.11 All shop drawings for any architectural, structural, mechanical or electrical work must be submitted to, and approved by, the Architect. The Construction Manager represents and warrants that all shop drawings shall be prepared by persons and entities possessing experience and expertise in the trade for which the shop drawing is prepared and, if reasonably required by the Architect or by applicable law, by a licensed engineer.

         3.13 USE OF SITE

         3.13.1 The Construction Manager shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

         3.14 CUTTING AND PATCHING

         3.14.1 The Construction Manager shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

         3.14.2 The Construction Manager shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Construction Manager shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Development Manager and of such separate contractor; such consent not to be unreasonably withheld. The Construction Manager shall not unreasonably withhold from the Owner or a separate contractor the Construction Manager's consent to cutting or, otherwise altering the Work.

         3.15 CLEANING UP

         3.15.1 The Construction Manager shall keep and maintain the site and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract on a daily basis to the reasonable satisfaction of Development Manager. At completion of the Work the Construction Manager shall remove from and about the Project waste materials, rubbish, the Construction Manager's tools, construction equipment, machinery and surplus materials.

         3.15.2 If the Construction Manager fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Construction Manager.

         3.16 ACCESS TO WORK

         3.16.1 The Construction Manager shall provide the Owner, Development Manager, Independent Consultant and Architect access to the Work in preparation and progress wherever located.

         3.17 ROYALTIES AND PATENTS AND COPYRIGHTS

         3.17.1 The Construction Manager shall pay all royalties and license fees. The Construction Manager shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner, Development Manager and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Construction Manager has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Construction Manager shall be responsible for such loss unless such information is promptly furnished to the Architect.

         3.18 INDEMNIFICATION

         3.18.1 To the fullest extent permitted by law, Construction Manager shall indemnify, defend and hold harmless Owner, Development Manager, Architect, Trustee, and each and every of their respective contractors, consultants, officers, directors, partners, members, agents and employees (each, an "Indemnified Party") from and against all claims, demands, suits, damages, losses and expenses, including consequential damages, to the extent arising out of or resulting from the performance of the Work by Construction Manager, or any Subcontractor, person or organization for whose acts the Construction Manager is liable, provided that such claim, demand, suit, damage, loss or expense is attributable to bodily injury or damage to property.

         3.18.2 In any and all claims against an Indemnified Party by any employee of the Construction Manager, any Subcontractor or any person or organization employed by any of them to perform or furnish any of the Work, or anyone for whose acts any of them may be liable, the indemnification obligation under Subparagraph 3.18.1 shall not be limited by any limitation on amount or type of damages, compensation or benefits payable by or for the Construction Manager or a Subcontractor under any laws regulating worker's compensation, disability benefit acts or other employee benefits.

         3.18.3 The Construction Manager shall defend each Indemnified Party, through counsel reasonably approved by such Indemnified Party, in any action, proceeding or arbitration brought against the Indemnified Party by reason of any such claim described in this Paragraph 3.18. The Construction Manager's obligation to defend an Indemnified Party shall not extend to any action, proceeding or arbitration which asserts or alleges only that the injury to the claimant resulted solely from the negligence or misconduct of the Indemnified Party and from no other cause or if a final judgment is obtained establishing that such injury to the claimant resulted solely from the negligence or misconduct of the Indemnified Party and from no other cause in which latter event Construction Manager's obligation to defend such Indemnified Party shall cease upon the date such judgment becomes final, and such Indemnified Party shall thereupon reimburse Construction Manager for its reasonable attorneys' fees and the court costs in so defending such Indemnified Party.

         3.18.4 If any claim or lien or stop-notice or any other demand for payment or security therefor, including claims or demands upon performance and payment bond sureties for this Contract, is made or filed with the Owner or against the Project by any person claiming that Construction Manager or any Subcontractor or supplier or any other person claiming under any of them has failed to perform its contractual obligations or to make payment for any labor, services, trust fund contribution, materials, equipment, taxes or other item furnished or obligation incurred for or in connection with the Work, or if at any time there shall be evidence of such nonperformance or nonpayment of any claim or lien or stop-notice or other demand for which, if established, the Owner or the Project might become liable, and if the Construction Manager fails to issue a bond under Subparagraph 3.18.5, then the Owner shall have the right to retain from any payment then due or thereafter to become due under the Contract, or to be reimbursed by Construction Manager of, any amount sufficient to (i) satisfy, discharge and defend against any such claim of lien or stop-notice or other demand, or any action or proceeding thereon which may be brought to judgment or award; (ii) make good any such nonpayment, nonperformance, damage, failure or default; and (iii) compensate the Owner for any and all loss, liability, damage, cost and expense (including attorneys' and consultants' fees and costs) which may be sustained or incurred in connection therewith. The foregoing shall not apply to the extent such claim, lien or stop-notice or other demand for payment results from any failure of Owner to make payment under the Contract Documents in breach of the Contract Documents.

         3.18.5 Should any Subcontractor, supplier or other person for which the Construction Manager is responsible or any of them, make, record or file, or maintain any action on or respecting a claim of mechanic's lien, stop-notice, equitable lien, payment or performance bond, or a lis pendens, relating to the Work, the Construction Manager shall immediately and at its own expense procure, furnish and record appropriate statutory release bonds which will extinguish or expunge said claim, stop-notice or lis pendens.

         3.18.6 Notwithstanding any other provision of the Agreement to the contrary, an Indemnified Party shall be entitled to recovery of all attorney's fees associated with the enforcement of this Section 3.18.

ARTICLE 4. ADMINISTRATION OF THE CONTRACT

         4.1 ARCHITECT

         4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.

         4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Development Manager, Construction Manager and Architect.

         4.2 ARCHITECT'S ADMINISTRATION OF THE CONTRACT

         4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents, and will be an Owner's representative (1) during construction, (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the one-year period for correction of Work described in Paragraph
         12.2. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified in writing in accordance with other provisions of the Contract.

         4.2.2 The Architect, as a representative of the Owner, will visit the site at intervals appropriate to the stage of the Construction Manager's operations (1) to become generally familiar with and to keep the Development Manager informed about the progress and quality of the portion of the Work completed, (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Construction Manager's rights and responsibilities under the Contract Documents, except as provided in Subparagraph 3.3.1.

         4.2.3 The Architect will not be responsible for the Construction Manager's failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Construction Manager, Subcontractors, or their agents or employees, or of any other persons performing portions or entities of the Work.

         4.2.4 Communications Facilitating Contract Administration. The Architect and Construction Manager shall communicate with Owner through the Development Manager about matters arising out of or related to the Contract. Communications by and with Subcontractors and material suppliers shall be through the Construction Manager. Communications by and with separate contractors shall be through the Development Manager.

         4.2.5 Based on evaluations of the Work by Architect and Development Manager and of the Construction Manager's Applications for Payment, the Architect and Development Manager will each review and certify the amounts due the Construction Manager and will issue Certificates for Payment in such amounts.

         4.2.6 The Architect and Development Manager will each have authority to reject Work that does not conform to the Contract Documents. Whenever the Architect or Development Manager considers it necessary or advisable, they each will have authority to require inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect and Development Manager nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect or Development Manager to the Construction Manager, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

         4.2.7 The Architect will review and approve or take other appropriate action upon the Construction Manager's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Construction Manager or separate contractors, but in no event longer than five (5) days after receipt by Architect, except to the extent that such action cannot reasonably be completed in a professional manner within such period as reasonably agreed to by Development Manager and Construction Manager. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Construction Manager as required by the Contract Documents. The Architect's review of the Construction Manager's submittals shall not relieve the Construction Manager of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

         4.2.8 The Architect and Development Manager shall have authority to prepare Change Orders and Construction Change Directives.

         4.2.9 The Architect and Development Manager will conduct inspections to determine the date or dates of Substantial Completion and the date of Final Completion. Architect will receive and forward to the Development Manager for the Development Manager's review and records written warranties and related documents required by the Contract and assembled by the Construction Manager. Architect and Development Manager will each issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

         4.2.10 If the Development Manager and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

         4.2.11 The Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of either the Development Manager or Construction Manager. The Architect's response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 10 days after written request is made for them.

         4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect will endeavor to secure faithful performance by both Owner and Construction Manager, will not show partiality to either, and will not be liable for results of interpretations or decisions so rendered in good faith.

         4.2.13 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

         4.3 CLAIMS AND DISPUTES

         4.3.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Construction Manager arising out of or relating to the Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

         4.3.2 Time Limits on Claims. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be initiated by written notice containing a brief description thereof to the Architect and the other party.

         4.3.3 Continuing Contract Performance. Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Subparagraph 9.7.1 and Article 14, the Construction Manager shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

         4.3.4 Claims for Concealed or Unknown Conditions. If conditions not reasonably discoverable by Construction Manager or the applicable Subcontractor are encountered at the site which are (l) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than three (3) days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Construction Manager's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both, but not in the amount of Construction Manager's Fee. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents or that such differences were reasonably discoverable by Construction Manager or the applicable Subcontractor and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Construction Manager in writing, stating the reasons. Claims by either party in opposition to such determination must be made within seven (7) days after the Architect has given notice of the decision. Subject to Sections 1.1.3 and 3.2.4 hereof, if the conditions encountered are materially different, the Contract Sum and Contract Time shall be equitably adjusted, but if the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be subject to further proceedings pursuant to the Agreement.

         4.3.5 Claims for Additional cost. If the Construction Manager wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph 10.5.

         4.3.6 If the Construction Manager believes additional cost of the Work is involved for reasons including but not limited to (l) a written interpretation from the Architect, (2) an order by the Development Manager to stop the Work where the Construction Manager was not at fault, (3) failure of payment by the Owner, (4) termination of the Contract by the Owner, (5) Owner's suspension or
         (6) other reasonable grounds, Claim shall be filed in accordance with this Paragraph 4.3.

         4.3.7 Claims for Additional Time

         4.3.7.1 If the Construction Manager wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Construction Manager's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

         4.3.7.2 Claims for adverse weather conditions shall be determined on the basis of an entire calendar quarter (i.e. January 1-March 31, April 1-June 30, July 1-September 30 and October 1-December 31). Adverse weather conditions shall be a basis for a Claim for additional time only if such Claim shall be documented by data substantiating that adverse weather conditions for any applicable calendar quarter at the nearest National Weather Service location to the site exceeded the "Quartlerly Rainfall Threshold" for the applicable calendar quarter and had an adverse effect on the critical path of the construction schedule. The "Quarterly Rainfall Threshold" shall equal the average of (i) the median rainfall recorded in the past ten years for such calendar quarter and (ii) the heaviest rainfall recorded in the past ten years for such calendar quarter.

         4.3.8 Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 7 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

         4.3.9 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Construction Manager, the applicable unit prices shall be equitably adjusted.

ARTICLE 5. SUBCONTRACTORS

         5.1 DEFINITIONS

         5.1.1 A Subcontractor is a person or entity who has a direct contract with the Construction Manager to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor who has a direct contract with Owner or subcontractors of a separate contractor.

         5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

         5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE
         WORK

         5.2.1 The Construction Manager shall develop Subcontractor interest in the Project and shall use its best efforts to furnish to the Development Manager and Architect for their information a list of at least five (5) pre-qualified Subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals will be requested for each principal portion of the Work. All Subcontractors who bid on any portion of the Work shall have been pre-qualified by Construction Manager as satisfying each of the requirements set forth on Exhibit B to the Contract, unless waived in writing by Development Manager. The Development Manager will promptly reply in writing to the Construction Manager if the Development Manager or Architect has any objection to such Subcontractor or supplier. The receipt of such list shall not require the Development Manager to investigate the qualifications of proposed Subcontractors or suppliers, nor shall it waive the right of the Development Manager later to object to or reject any proposed Subcontractor or supplier. The Subcontractor's bid list shall be approved by Development Manager.

         5.2.2 The Construction Manager shall obtain sealed bids from Subcontractors and from suppliers of materials or equipment fabricated to a special design for the Work from the list previously approved by Development Manager. Construction Manager shall deliver such sealed bids to the Development Manager from such Subcontractors and shall open them in the presence of the Development Manager. The Development Manager shall then determine which bids will be accepted, after receiving from the Construction Manager a detailed review of the completeness and scope of each bid and an analysis of each Subcontractor's ability to perform the subcontract financially and on schedule, as well as a written recommendation as to which Subcontractor should be selected. Development Manager shall reasonably approve the form and process of Construction Manager's review, analysis and recommendation. The Development Manager may designate specific persons or entities from whom the Construction Manager shall obtain bids; however, the Development Manager may not prohibit the Construction Manager from obtaining bids from other qualified bidders. The Construction Manager shall not be required to contract with anyone to whom the Construction Manager has reasonable objection.

         5.2.3 If a specific bidder among those whose bids are delivered by the Construction Manager to the Development Manager (1) is recommended to the Development Manager by the Construction Manager;
         (2) is qualified to perform that portion of the Work as reasonably determined by Development Manager; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Development Manager requires that a higher bid be accepted, then the Construction Manager may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Development Manager by the Construction Manager and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Development Manager; provided that Construction Manager's Fee shall not be increased as a result thereof.

         5.2.4 The Construction Manager shall not change a Subcontractor, person or entity previously selected if the Development Manager or Architect makes reasonable objection to such substitute.

         5.2.5 Construction Manager shall cause all subcontracts to include a clause prohibiting Construction Manager from receiving any discount, refunds, inducement, benefit or payment which is not to or for the benefit of Owner and which is not reflected in the terms of the applicable subcontract. Each Subcontractor shall certify as to such statement upon request of Owner, Development Manager or Trustee.

         5.3 SUBCONTRACTUAL RELATIONS

         5.3.1 By appropriate written agreement, the Construction Manager shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Construction Manager by terms of the Contract Documents, and to assume toward the Construction Manager all the obligations and responsibilities, including responsibility for safety of the Subcontractor's Work, which the Construction Manager, by these Contract Documents, assumes toward the Owner, Development Manager and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner, Development Manager and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Construction Manager that the Construction Manager, by the Contract Documents, has against the Owner. Where appropriate, the Construction Manager shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Construction Manager shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

         5.3.2 Notwithstanding any provision of Subparagraph 5.3.1, any part of the Work performed for the Construction Manager by a Subcontractor or its Sub-subcontractor shall be pursuant to a written Subcontract between the Construction Manager and such Subcontractor (or the Subcontractor and its Subcontractor at any tier), which shall be prepared on a form of subcontract satisfactory to the Development Manager in all respects. Each subcontract shall contain provisions that:

           1. require that such Work be performed in accordance with the requirements of the Contract Documents;

           2. waive all rights the contracting parties may have against one another or that the Subcontractor may have against the Owner for damages caused by fire or other perils covered by the insurance described in the Contract Documents;

           3. require the Subcontractor to carry and maintain insurance coverage in accordance with the Contract Documents, and to file certificates of such coverage with the Construction Manager;

           4. require the Subcontractor to submit certificates and waivers of liens for work completed by it and by its Sub-subcontractors as a condition to the disbursement of the progress payment next due and owing;

           5. require submission to Construction Manager or Subcontractor, as the case may be, of applications for payment in a form approved by the Owner, together with clearly defined invoices and billings supporting all such applications under each subcontract to which the Construction Manager is a party;

           6. report, so far as practicable, unit prices and any other feasible formula for use in the determination of costs of changes in the Work;

           7. require each Subcontractor to furnish to the Construction Manager in a timely fashion all information necessary for the preparation and submission of the reports required herein;

           8. require that each Subcontractor continue to perform under its subcontract in the event the Contract is terminated and the Owner shall take an assignment of said subcontract and request such Subcontractor to continue such performance;

           9. require each Subcontractor to remove all debris created by its activities;

           10. prohibit Construction Manager from receiving any discount, refund, inducement, benefit or payment which is not to or for the benefit of Owner and which is not reflected in the terms of the applicable subcontract;

           11. require Subcontractor to certify upon request of Owner, Development Manager, or Trustee that no discount, refund, inducement, benefit or payment described in subparagraph 10 above has been paid to Construction Manager by such Subcontractor, or to its knowledge, any other Subcontractor;

           12. acknowledge that Development Manager has express authority to bind Owner with respect to all matters requiring Owner's approval or authorization, excluding approval of Change Orders and amendments or modifications to the Contract; and

           13. require the Subcontractor to adhere to such Native American hiring preferences as may affect the Project from time to time.

         5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS

         5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Construction Manager to the Owner provided that:

           1. assignment is effective only after termination of the Contract by the Owner in accordance with the terms of the Contract Documents or stoppage of the Work by Owner under
                  Section 2.3.1, and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor and Construction Manager in writing; and

           2. assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

         5.4.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted for increases in cost (if any) resulting from the suspension.

ARTICLE 6. CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

         6.1 OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE
         CONTRACTS

         6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site.

         6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Construction Manager" in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

         6.1.3 The Construction Manager shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Construction Manager, who shall cooperate with them. The Construction Manager shall participate with other separate contractors and the Development Manager in reviewing their construction schedules when directed to do so. The Construction Manager shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Construction Manager, separate contractors and the Owner until subsequently revised. Owner's contracts with such other contractors shall delegate such coordination responsibility to Construction Manager. In addition, any such separate contract to be assigned to Construction Manager shall be in accordance with Section 2.5 of the Agreement.

         6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Construction Manager under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

         6.2 MUTUAL RESPONSIBILITY

         6.2.1 The Construction Manager shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Construction Manager's construction and operations with theirs as required by the Contract Documents.

         6.2.2 If part of the Construction Manager's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Construction Manager shall, prior to proceeding with that portion of the Work, promptly report to the Architect and Development Manager apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Construction Manager to so report shall constitute an acknowledgment that the Owner's or separate contractor's completed or partially completed construction is fit and proper to receive the Construction Manager's Work, except as to defects not then reasonably discoverable.

         6.2.3 The Owner shall be reimbursed by the Construction Manager for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Construction Manager.

         6.2.4 The Construction Manager shall promptly remedy damage wrongfully caused by the Construction Manager to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.

         6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Construction Manager in Paragraph 3.14.

         6.3 OWNER'S RIGHT TO CLEAN UP

         6.3.1 If a dispute arises among the Construction Manager, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Architect will allocate the cost among those responsible.

ARTICLE 7. CHANGES IN THE WORK

         7.1 CHANGES

         7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order or Construction Change Directive, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

         7.1.2 A Change Order shall be based upon agreement among the Owner, Development Manager, Construction Manager and Architect; a Construction Change Directive requires agreement by the Development Manager and Architect and may or may not be agreed to by the Construction Manager.

         7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Construction Manager shall proceed promptly, unless otherwise provided in the Change Order or Construction Change Directive.

         7.2 CHANGE ORDERS

         7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Development Manager, Construction Manager and Architect, stating their agreement upon all of the following:

           1.     a change in the Work;

           2. the amount of the adjustment, if any, in the Cost of the Work ; and

           3.     the extent of the adjustment, if any, in the Contract Time.

           4. Methods used in determining adjustments to the Cost of the Work may include those listed in Subparagraph 7.3.3.

         7.3 CONSTRUCTION CHANGE DIRECTIVES

         7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Development Manager and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Cost of the Work or Contract Time, or both. The Development Manager may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Cost of the Work being adjusted accordingly.

         7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

         7.3.3 If the Construction Change Directive provides for an adjustment to the Cost of the Work, the adjustment shall be based on one of the following methods:

           1. mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

           2. unit prices stated in the Contract Documents or subsequently agreed upon;

           3. cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

           4.     as provided in Subparagraph 7.3.6.

         7.3.4 Upon receipt of a Construction Change Directive, the Construction Manager shall promptly proceed with the change in the Work involved and advise the Architect of the Construction Manager's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Cost of the Work or Contract Time.

         7.3.5 A Construction Change Directive signed by the Construction Manager indicates the agreement of the Construction Manager therewith, including adjustment in Cost of the Work and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

         7.3.6 If the Construction Manager does not respond promptly or disagrees with the method for adjustment in the Cost of the Work, the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change. The Construction Manager's Fee shall only be adjusted if and to the extent set forth in the Agreement. In such case, and also under Clause 7.3.3.3, the Construction Manager shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the types of costs set forth in Section 6.1 of the Agreement.

         7.3.7 The amount of credit to be allowed by the Construction Manager to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect.

         7.3.8 Pending final determination of the total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties' agreement with part or all of such costs. For any portion of such cost that remains in dispute, the Architect will make an interim determination for purposes of monthly certification for payment for those costs. That determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a Claim in accordance with Article 4.

         7.3.9 When the Development Manager and Construction Manager agree with the determination made by the Architect concerning the adjustments in the Cost of the Work and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be-recorded by preparation and execution of an appropriate Change Order.

         7.4 CHANGE ORDER REQUIRED.

         No change in the Work shall be the basis of an addition to the Contract Sum or a change in the Contract Time unless and until such change has been specifically authorized by a Change Order executed and issued in accordance with the Contract Documents. Changes in the Work may be made without notice to Construction Manager's sureties, and absence of such notice shall not relieve such sureties of any of their obligations to Owner.

         7.4.1 If a change in the Work is to be ordered, a preliminary request ("'Change Order Request"') shall be issued by Development Manager to Construction Manager describing the change and requesting the submission of a Change Order. Subject to the provisions of the Disbursement Agreement, when time does not permit the processing of a Change Order in advance of commencing the change in the Work, upon receipt of a written authorization from Development Manager, Construction Manager shall proceed with a change in the Work and Construction Manager shall concurrently proceed with submission of a Change Order. Such written authorization shall constitute a commitment by Owner and Development Manager to subsequently issue a Change Order providing for an addition to the Contract Time to complete the Work and/or an increase in the Contract Sum

         7.4.2 Within three (3) days of its receipt of a Change Order Request, Construction Manager shall provide a preliminary estimate of any change in the Cost of the Work or Contract Time associated with the change described in the Change Order Request. Within ten (10) days following receipt of a Change Order Request, Construction Manager shall submit a Change Order Request to Development Manager together with the revised or new documents which, if approved by Owner, will become part of the Contract Documents setting forth any adjustment in the Cost of the Work or the Contract Time, and including an itemization of all costs of material and labor with extensions listing quantities and total costs, and a substantiation of any Claim for an extension of the Contract Time. If no Change Order request is submitted by Construction Manager within such period, it shall be conclusively presumed that the change described in the Change Order Request does not call for any Work that results in an increase in the Cost of the Work or the Contract Time, and such change shall be performed by Construction Manager without any such increase. If Construction Manager is unable to submit the above information within the time limit it shall notify Development Manager in writing, setting forth for Development Manager's approval a date by which Construction Manager will submit the information as well as schedule for the performance of the Work for which a Change Order will be forthcoming.

         7.4.3 If Development Manager accepts a Change Order submitted by Construction Manager, upon execution by Owner the Cost of the Work and the Contract Time shall be adjusted as provided in the Change Order.

         7.4.4 Nothing contained herein shall limit the right of the Development Manager to order changes in Work by Change Orders that have not been signed by Construction Manager, and Construction Manager shall promptly perform all Work required under the Contract Documents or a Change Order. Any disputes as to the amount of change to the Contract Time or the Contract Amount with respect to a Change Order which is not executed by Construction Manager shall be resolved in the manner set forth in the Agreement.

ARTICLE 8. TIME

         8.1 DEFINITIONS

         8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

         8.1.2 The date of commencement of the Work is the date established in the Agreement.

         8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

         8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

         8.2 PROGRESS AND COMPLETION

         8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Construction Manager confirms that the Contract Time is a reasonable period for performing the Work.

         8.2.2 The Construction Manager shall not knowingly, except by agreement or instruction of the Development Manager in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Construction Manager and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance.

         8.2.3 The Construction Manager shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

         8.3 DELAYS AND EXTENSIONS OF TIME

         8.3.1 If the Construction Manager is materially delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, as reflected in the Change Orders approved by Development Manager that provide for the Contract Time to be extended, or Project related strikes which cause delays to the Work in excess of seven (7) days in the aggregate, fire, unanticipated significant delay in deliveries or unavoidable casualties, all of which are beyond the Construction Manager's or any Subcontractor's control (other than weather, which shall be governed by Paragraph 4.3.7.2), and not reasonably foreseeable by Construction Manager or any Subcontractor, or by delay authorized by the Development Manager pending mediation and arbitration, then the Contract Time shall be extended by Change Order for such reasonable time as the Development Manager may determine. A time extension shall be Construction Manager's sole remedy for all such delays other than those resulting from the actions or neglect of Owner, the Architect or Owner's separate contractors, and no increase in the Contract Sum shall result therefrom except as specified in the Contract Documents.

         8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3.

         8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

ARTICLE 9. PAYMENTS AND COMPLETION CONTRACT SUM

         9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Construction Manager for performance of the Work under the Contract Documents.

         9.1.2 Notwithstanding anything to the contrary contained in the Contract Documents, the Owner may withhold any payment to the Construction Manager hereunder if and for so long as the Construction Manager fails to perform any of its obligations hereunder or otherwise is in default under any of the Contract Documents, such withholding not to exceed 150% of any amount or amounts in dispute in the case of Work which Development Manager reasonably believes has not been completed in accordance with the Contract Documents.

         9.2 SCHEDULE OF VALUES

         9.2.1 Before the first Application for Payment, the Construction Manager shall submit to the Development Manager for its approval a detailed schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Development Manager may reasonably require. This schedule, unless objected to by the Development Manager, shall be used as a, but not the only, basis for reviewing the Construction Manager's Applications for Payment.

         9.2.2 The Construction Manager and each Subcontractor shall prepare a trade payment breakdown for the Work for which each is responsible, such breakdown being submitted on a uniform standardized form approved by the Development Manager. The form shall be divided in detail sufficient to exhibit areas, floors and/or sections of the Work, and/or by convenient units and shall be updated as required by the Development Manager as necessary to reflect (a) description of Work (listing labor and material separately), (b) total value, (c) percent of the Work completed to date, (d) value of Work completed to date, (e) percent of previous amount billed, and (f) previous amount billed. Any trade breakdown that fails to provide sufficient detail, is unbalanced or exhibits front-end loading of the value of the Work shall be rejected. If a trade breakdown had been initially approved and subsequently used, but was later found to be in error, sufficient funds shall be withheld from future Applications for Payment to ensure an adequate reserve (exclusive of normal retainage) to complete the Work.

         9.3 APPLICATIONS FOR PAYMENT

         9.3.1 Construction Manager shall submit to the Development Manager and Architect an itemized Application for Payment for operations completed in accordance with the schedule of values at the times set forth in the Agreement. Such application shall be notarized, if required, and supported by such data substantiating the Construction Manager's right to payment as the Development Manager, Trustee or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for in the Contract Documents. Construction Manager shall provide with each Application for Payment unconditional lien waivers and releases in statutory form with respect to the period covered by the prior Application for Payment and conditional lien waivers and releases in statutory form covering the period related to the current Application for Payment.

         9.3.1.1 As provided for in Subparagraph 7.3.8, such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives, but not yet included in Change Orders.

         9.3.1.2 Such applications may not include requests for portions of the Work for which the Construction Manager does not intend to pay to a Subcontractor or material supplier, unless such Work has been performed by others whom the Construction Manager intends to pay.

         9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Construction Manager with procedures satisfactory to the Development Manager to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

         9.3.3 The Construction Manager warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Construction Manager further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall be free and clear of liens, claims, security interests or encumbrances in favor of the Construction Manager, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

         9.4 CERTIFICATES FOR PAYMENT

         9.4.1 The Architect will, within seven days after receipt of the Construction Manager's Application for Payment, either issue to the Development Manager a Certificate for Payment, with a copy to the Construction Manager, for such amount as the Architect determines is properly due, or notify the Construction Manager and Development Manager in writing of the Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1.

         9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's evaluations of the Work and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Construction Manager is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Development Manager to substantiate the Construction Manager's right to payment or (4) made examination to ascertain how or for what purpose the Construction Manager has used money previously paid on account of the Contract Sum.

         9.5 DECISIONS TO WITHHOLD CERTIFICATION

         9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Subparagraph 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Construction Manager and Development Manager as provided in Subparagraph 9.4.l. If the Construction Manager and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence or subsequent observations, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss for which the Construction Manager is responsible, including loss resulting from acts and omissions described in Subparagraph 3.3.2, because of:

           1.     defective Work not remedied;

           2. third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Development Manager is provided by the Construction Manager;

           3. failure of the Construction Manager to make payments properly to Subcontractors or for labor, materials or equipment;

           4. reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

           5.     damage to the Owner or another Contractor;

           6. reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover liquidated damages for the anticipated delay; or

           7. failure to carry out the Work in accordance with the Contract Documents.

         9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

         9.5.3 If the Construction Manager disputes any determination by the Architect with regard to any Certificate of Payment, the Construction Manager nevertheless shall expeditiously continue to prosecute the Work provided all amounts not in dispute have been properly paid to Construction Manager in accordance with the Contract Documents.

         9.6 PROGRESS PAYMENTS

         9.6.1 After the Architect and Development Manager have each issued a Certificate for Payment, subject to any additional requirements of the Contract Documents, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and the Development Manager shall so notify the Architect.

         9.6.2 The Construction Manager shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Construction Manager on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Construction Manager on account of such Subcontractor's portion of the Work. The Construction Manager shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in similar manner. 9.6.3 The Development Manager will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Construction Manager and action taken thereon by the Architect, Development Manager and Owner on account of portions of the Work done by such Subcontractor.

         9.6.4 Neither the Owner, Development Manager nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

         9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

         9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

         9.6.7 Unless the Construction Manager provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Construction Manager for Work properly performed by Subcontractors and suppliers shall be held by the Construction Manager for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Construction Manager for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Construction Manager, shall create any fiduciary duty or tort liability on the part of the Construction Manager for breach of trust or shall entitle any person or entity to an award of punitive damages against the Construction Manager for breach of the requirements of this provision.

         9.6.8 Unless Construction Manager is not in default and otherwise requests Owner not to do so as a result of Construction Manager's good faith dispute with a Subcontractor or supplier, Owner may make payments jointly to the order of Construction Manager and its Subcontractor or supplier.

         9.7 FAILURE OF PAYMENT

         9.7.1 Except to the extent set forth in the Contract Documents, if the Architect does not issue a Certificate for Payment, through no fault of the Construction Manager, within ten (10) days after receipt of the Construction Manager's Application for Payment, or if the Owner does not pay the Construction Manager within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by arbitration, then the Construction Manager may, upon seven additional days' written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Cost of the Work shall be increased by the amount of the Construction Manager's reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.

         9.8 SUBSTANTIAL COMPLETION

         9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents, and when all required occupancy permits, if any, have been issued, so the Owner can occupy or utilize the Work for its intended use and all Work contemplated to be performed under the Contract is completed other than "punch list" items. Material aesthetic details, as determined by Development Manager in its reasonable discretion, which have not been completed shall not be deemed "punch list" items and must be completed prior to Substantial Completion being deemed to have occurred. The Construction Manager shall secure and deliver to the Owner written warranties and guarantees from all of its Subcontractors, Sub-subcontractor and suppliers bearing the date of Substantial Completion or some other date as may be agreed by the Owner and stating the period of warranty as required by the Contract Documents. The Construction Manager is responsible for the warranty of all Work, whether performed by it or by its Subcontractors at any tier.

         9.8.2 When the Construction Manager considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Construction Manager shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Construction Manager to complete all Work in accordance with the Contract Documents.

         9.8.3 Upon receipt of the Construction Manager's list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Construction Manager's list, which is not sufficiently complete in accordance with the requirements of the Contract Documents, so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Construction Manager shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. In such case, the Construction Manager shall then submit a request for another inspection by the Architect to determine Substantial Completion.

         9.8.4 When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Construction Manager for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Construction Manager shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

         9.8.5 The Certificate of Substantial Completion shall be submitted to the Development Manager and Construction Manager for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

         9.9 PARTIAL OCCUPANCY OR USE

         9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Construction Manager or in accordance with the Contract Documents, provided such occupancy or use is consented to by the insurer under the OCIP and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Construction Manager have accepted in writing the responsibilities assigned to each of them for payments, retainage if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Construction Manager considers a portion substantially complete, the Construction Manager shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. The stage of the progress of the Work shall be determined by written agreement between the Owner and Construction Manager or, if no agreement is reached, by decision of the Architect.

         9.9.2 Immediately prior to such partial occupancy or use, the Development Manager, Construction Manager and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

         9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

         9.10 FINAL COMPLETION AND FINAL PAYMENT

         9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Construction Manager and noted in the final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Construction Manager's being entitled to final payment have been fulfilled.

         9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Construction Manager submits to the Architect and Development Manager (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Development Manager, (3) a written statement that the Construction Manager knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment,
         (5) all warranties and guarantees described in Section 9.8.1 and (6), if required by the Development Manager, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Development Manager. If a Subcontractor refuses to furnish a release or waiver required by the Development Manager, the Construction Manager may furnish a bond satisfactory to the Development Manager to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Construction Manager shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

         9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Construction Manager or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Construction Manager and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Construction Manager to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

         9.10.4 Except to the extent specifically set forth to the contrary in the Contract Documents, the making of final payment shall constitute a waiver of Claims by the Owner except those arising from (i) liens, Claims, security interests or encumbrances arising out of the Contract and unsettled; (ii) failure of the Work to comply with the requirements of the Contract Documents; or (iii) terms of special warranties required by the Contract Documents.

         9.10.5 Acceptance of final payment by the Construction Manager, a Subcontractor or material supplier shall constitute a waiver of Claims by that payee, except those Claims that have previously been properly and timely asserted by such party in the manner set forth in the Contract Documents.

ARTICLE 10.          PROTECTION OF PERSONS AND PROPERTY

         10.1 SAFETY PRECAUTIONS AND PROGRAMS

         10.1.1 The Construction Manager shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract in accordance with Subparagraph 2.3.3 of the Contract.

         10.2 SAFETY OF PERSONS AND PROPERTY

         10.2.1 The Construction Manager shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

           1. employees on the Work and other persons who may be affected thereby;

           2. the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Construction Manager or Subcontractors or Sub-subcontractors; and

           3. other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

         10.2.2 The Construction Manager shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

         10.2.3 The Construction Manager shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

         10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Construction Manager shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

         10.2.5 The Construction Manager shall promptly remedy damage and loss (other than damage or loss insured under the OCIP to property referred to in Clauses 10.2.1.2 and 10.2.1.3) caused in whole or in part by the Construction Manager, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Construction Manager is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Construction Manager. The foregoing obligations of the Construction Manager are in addition to the Construction Manager's obligations under Paragraph 3.18.

         10.2.6 The Construction Manager shall designate a responsible member of the Construction Manager's organization at the site whose duty shall be the prevention of accidents. This person shall be the Construction Manager's superintendent unless otherwise designated by the Construction Manager in writing to the Development Manager and Architect.

         10.2.7 The Construction Manager shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

         10.2.8 Construction Manager shall maintain Work, materials and apparatus free from injury or damage from rain wind, storms, frost or heat. If adverse weather makes it impossible to continue operations safely in spite of weather precautions, the Construction Manager shall cease Work and notify the Development Manager and the Architect of such cessation. The Construction Manager shall not permit fires on the Project site.

         10.2.9 In addition to its other obligations pursuant to this Article 10, the Construction Manager shall, at its sole cost and expense, promptly repair any damage or disturbance to walls, utilities sidewalks, curbs and the property of third parties (including municipalities) resulting from the performance of the Work, whether by it or by its Subcontractors at any tier. The Construction Manager shall maintain streets in good repair and traversable condition.

         10.3 HAZARDOUS MATERIALS

         10.3.1 For the purposes of the Contract Documents the term "Haz Mat" shall mean any hazardous or toxic chemicals, materials, substances or any other regulated pollutants, irritants or contaminants, including but not limited to asbestos, PCBs, petroleum, hazardous waste or radioactive materials.

         10.3.2 As between the Owner and Construction Manager, the Owner shall be responsible for any Haz Mat uncovered or revealed at the site which was not shown or identified in the Contract Documents to be within the scope of the Work and which may present a substantial danger to persons or property exposed thereto in connection with the Work at the site or which is required to be removed in accordance with any law or regulatory order (a "Hazardous Condition").

         10.3.3 The Owner and Development Manager shall not be responsible for any Haz Mat brought to site by the Construction Manager or its Subcontractors, subconsultants or suppliers of any tier or anyone else for whom the Construction Manager is responsible unless such Haz Mat was required by the Contract Documents.

         10.3.4 The Construction Manager shall immediately (i) stop all work in connection with such Hazardous Condition in only the area of the site affected thereby, and (ii) notify the Development Manager (and thereafter promptly confirm such notice to same in writing).

         10.3.5 The Development Manager shall promptly determine the necessity of retaining a qualified expert to evaluate such Hazardous Condition or take corrective action, if any. The Construction Manager shall not be required to resume work in connection with such Haz Mat or Hazardous Condition in any such area of the site until after the Development Manager has obtained any required permits related thereto and delivered to the Construction Manager special written notice (i) specifying that such condition and any affected area is or has been rendered safe for the resumption of Work, or (ii) specifying any special conditions under which such Work may be resumed safely. If the Development Manager and the Construction Manager cannot agree as to entitlement to, or the amount or extent of, an adjustment, if any, to the Contract Price as a result of such work stoppage or such special conditions under which Work is agreed by the Construction Manager to be resumed, an adjustment, if requested by the Construction Manager, shall be made therefore as provided in Subparagraph 5.4 of the Agreement.

         10.3.6 If after the receipt of such special written notice the Construction Manager does not agree to resume such Work based on a reasonable belief that it is unsafe, or does not agree to resume such work under such special conditions, then the Development Manager may order such portion of the Work that is in connection with Haz Mat or Hazardous Condition in such affected area to be deleted from the Work. If the Development Manager and Construction Manager cannot agree as to entitlement to or the amount or extent of an adjustment, if any, in the Contract Price as a result of deleting such portion of the Work, then the dispute shall be referred as provided for in subparagraph 9.2 of the Agreement. Notwithstanding any other provisions of the Contract to the contrary, the Owner reserves the right to have such deleted portion of the Work performed by its own or other forces.

         10.3.7 The Owner shall indemnify and hold harmless the Construction Manager, its directors, employees, agents, subconsultants and Subcontractors of any tier and each and any of them from and against all claims, costs, losses and damages (including reasonable attorneys' fees, and all court or arbitration or other dispute resolution costs) arising out of or resulting from Hazardous Conditions, provided that any such claim, loss, cost or damage is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), except to the extent such claims, costs, losses or damages result from the negligence or willful misconduct of the Construction Manager, its Subcontractors, subconsultants or suppliers of any tier.

         10.3.8 The Construction Manager shall indemnify and hold harmless the Owner and Development Manager, their directors, employees, agents, and consultants and each and any of them from and against all claims, costs, losses and damages (including reasonable attorneys' fees, and all court or arbitration or other dispute resolution costs) arising out of or resulting from the negligence or willful misconduct of the Construction Manager, its directors, employees, agents, subconsultants and Subcontractors of any tier and each and any of them relating to any Haz Mat.

         10.4 PROTECTION OF ENDANGERED SPECIES AND ARTIFACTS

         10.4.1 Construction Manager shall use its best efforts to avoid any damage or disturbance to archeological artifacts or remnants or endangered species located at the site, and shall conduct the Work in accordance with all applicable laws and regulations of any public body having jurisdiction for the protection of such archeological artifacts or remnants or endangered species and shall take all necessary actions to protect such archeological artifacts or remnants or endangered species.

         10.4.2 Upon encountering any such archeological artifacts or remnants or endangered species at the site, Construction Manager shall immediately (i) stop all work only in the area of the site affected thereby, and (ii) immediately notify the Development Manager (and thereafter promptly confirm such notice to same in writing).

         10.4.3 The Development Manager shall promptly determine the necessity of retaining a qualified expert to evaluate such archeological artifacts or remnants or endangered species at the site. The Construction Manager shall not be required to resume work in any affected area of the site until after the Development Manager has obtained any required permits related thereto and delivered to the Construction Manager special written notice (i) specifying that such condition and any affected area is or has been rendered ready for the resumption of Work, or (ii) specifying any special conditions under which such Work may be resumed in accordance with all applicable laws. If the Development Manager and the Construction Manager cannot agree as to entitlement to, or the amount or extent of, an adjustment, if any, to the Contract Price as a result of such work stoppage or such special conditions under which Work is agreed by the Construction Manager to be resumed, an adjustment, if requested by the Construction Manager, shall be made therefore as provided in Subparagraph 5.3 of the Agreement.

         10.5 EMERGENCIES

         10.5.1 In an emergency affecting safety of persons or property, the Construction Manager shall act, at the Construction Manager's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Construction Manager on account of an emergency shall be determined as provided in Paragraph 4.3 and Article 7.

ARTICLE 11.  INSURANCE AND BONDS

         11.1 CONSTRUCTION MANAGER'S INSURANCE

         11.1.1 The Construction Manager shall purchase, pay for and maintain in full force and effect from a company or companies lawfully authorized by the California Insurance Commissioner to do business of the State of California and from such insurers as are reasonably acceptable to Development Manager the policies of insurance set forth on Exhibit 11.1.1 hereto. All insurance policies required under this
         Section 11.1 shall be carried by insurance companies with at least an "A" and "V" rating by the A. M. Best Company.

         11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. All coverages shall be maintained without interruption from date of commencement of the Work until date of final payment or termination of any coverage required to be maintained after final payment as required by this Agreement.

         11.1.3 Certificates of Insurance in conformance with all provisions of this Agreement and otherwise acceptable to the Development Manager shall be filed with the Development Manager prior to commencement of any of the Work. In addition to the requirements specified in Exhibit 11.1.1, these certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Development Manager. If any of the foregoing insurance coverages are required to remain in force after final payment, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Construction Manager with reasonable promptness in accordance with the Construction Manager's information and belief.

         11.1.4 The amount and types of insurance coverages required herein shall not be construed to be a limitation of the liability on the part of the Construction Manager, any contractor, or any of their Subcontractors. Any type of insurance or any increase of limits of liability not described above which the Construction Manager requires for its own protection or on account of statute shall be its own responsibility and at its own expense. The carrying of the insurance described shall in no way be interpreted as relieving the Construction Manager of any responsibility or liability under the Contract Documents.

         11.1.5 The Construction Manager shall file certificates of such insurance with Development Manager, which shall be subject to the Development Manager's approval for adequacy of protection, including the satisfactory character of any Insurer. If requested of the Construction Manager, a certified copy of the actual policy(s) with appropriate endorsement(s) and other documents shall be provided to the Development Manager.

         11.1.6 In the event of failure of the Construction Manager to furnish and maintain said insurance and to furnish satisfactory evidence thereof, the Owner shall have the right to take out and maintain same coverages for all parties on behalf of the Construction Manager who also agrees to furnish all necessary information thereof and to pay the cost thereof to the Owner immediately upon presentation of a premium invoice.

         11.1.7 The same conditions and requirements of this Section 11.1 will apply under the Contract Documents to each Subcontractor of every tier. Copies of certificates of insurance for Subcontractors and Sub-subcontractors must be filed with Development Manager within five
         (5) business days after a Subcontractor is on site. Failure to provide evidence of such insurance can result in the Subcontractor being removed from the site until proper coverage is verified. Any cost of resulting delay will be to the account of the Construction Manager.

         11.2 OWNER'S CONTROLLED INSURANCE PROGRAM

         11.2.1 Notwithstanding anything to the contrary in the Contract Documents, unless specified otherwise by the Development Manager, Construction Manager and all Subcontractors of every tier will be insured under "Owner-furnished insurance coverages," herein referred to as an "OCIP." Construction Manager, all contractors, and Subcontractors will be enrolled under the OCIP upon completion and acceptance of forms included in the Special Bidding instructions regarding insurance furnished by the broker appointed by the Owner. All insurance, underwriting, payroll, rating, or loss history information requested of the Construction Manager, any contractor or Subcontractor by the Owner or Development Manager must be provided within five (5) business days of the request. Construction Manager, contractor(s) or Subcontractor(s) shall not be permitted to work on the Project until they are acknowledged to be enrolled in the OCIP by the Development Manager. At all times, Construction Manager, contractor(s), or Subcontractor(s) shall cooperate with the OCIP and its administrative broker. The coverages to be provided by Owner under the OCIP are set forth on Exhibit 11.2.1 hereof.

         11.2.2 Except for completed operations coverage, it is intended the insurance furnished by the Owner under the OCIP will discontinue for Construction Manager, contractors and Subcontractors upon certified completion of their respective Work and final acceptance by either the next tier contractor, the Construction Manager, or the Development Manager, whichever has ultimate responsibility for the applicable party's Work. The OCIP may also be discontinued in the event the Project is substantially delayed for an extended period of time, or the Project is permanently terminated for any cause.

         11.2.3 Under the OCIP Program, the Development Manager will issue the following coverage documents to the Construction Manager and to each insured contractor and Subcontractor:

           1.     A Worker's Compensation insurance policy;

           2. A certificate of insurance for Comprehensive General Liability Coverage;

           3. Subject to any named insured rights under any other policy procured within the OCIP Program, and upon written request by such an insured, a certificate of any the following coverages: Builder's Risk, General Liability, and Excess Liability Coverage.

         Construction Manager agrees not to duplicate or include any portion of its normal insurance cost, including that of its Subcontractors, in its bid process or change orders (if any) for the coverages provided by the Owner.

         11.2.4 Construction Manager further agrees to cooperate fully with the Development Manager to provide the necessary insurance data and information as required in the bid specifications and associated documents furnished by the Owner and/or Development Manager during the duration of the Project or until the OCIP is terminated.

         11.3 REPORTING OF CLAIMS

         All potential claims for damage or loss which may be recoverable under the OCIP shall be promptly reported to the Development Manager. Development Manager shall be the sole party with authority to report and resolve claims to any insurer under the OCIP.

         11.4 WAIVER OF SUBROGATION

         The Owner and Construction Manager waive all rights against each other for all losses and damages caused by any perils but only to the extent covered by the policies of insurance provided under the OCIP and also waive all such rights against the Development Manager, Architect and their subconsultants of any tier, and Construction Manager's subconsultants and Subcontractors of any tier and all other parties so named as insureds in such policies for losses or damages so caused. None of the above waivers shall extend to the rights that any of the insured parties may have to any to the proceeds of insurance held by the Owner as trustee or otherwise payable under any policy so issued. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

         11.5 PERFORMANCE BOND AND PAYMENT BOND

         11.5.1 The Owner shall have the right to require the Construction Manager to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

         11.5.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Construction Manager shall promptly furnish a copy of the bonds or shall permit a copy to be made.

ARTICLE 12.   UNCOVERING AND CORRECTION OF WORK

         12.1 UNCOVERING OF WORK

         12.1.1 If a portion of the Work is covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect's observation and be replaced at the Construction Manager's expense without change in the Contract Time or increase in the Contract Sum.

         12.1.2 If a portion of the Work has been covered which the Architect has not specifically requested to observe prior to its being covered, the Architect, subject to prior written approval of the Development Manager, may request to see such Work and it shall be uncovered by the Construction Manager. If such Work is in accordance with the Contract Documents, cost of uncovering and replacement shall, by appropriate Change Order, be at the Owner's expense. If such Work is not in accordance with the Contract Documents, correction shall promptly be made at the Construction Manager's expense unless the condition was caused by the Owner or a separate Contractor in which event the Owner shall be responsible for payment of such costs.

         12.2 CORRECTION OF WORK

         12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION

         12.2.1.1 The Construction Manager shall promptly correct Work rejected by the Architect, the Development Manager or any governmental authority or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby, shall be at the Construction Manager's sole cost and expense.

         12.2.2 AFTER SUBSTANTIAL COMPLETION

         12.2.2.1 In addition to the Construction Manager's obligations under Paragraph 3.5, if, within one year after the date of Substantial Completion of the Work or designated portion thereof, or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Construction Manager shall correct it promptly after receipt of written notice from the Development Manager to do so unless the Development Manager has previously given the Construction Manager a written acceptance of such condition. During the one-year period for correction of Work, if the Development Manager fails to notify the Construction Manager and give the Construction Manager an opportunity to make the correction, the Owner waives the right to require correction by the Construction Manager or to make a claim for breach of warranty. If the Construction Manager fails to correct nonconforming Work within the time period set forth in Paragraph 2.4, the Owner may correct it in accordance with Paragraph 2.4.

         12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed or for corrective Work completed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work.

         12.2.2.3 The one-year period for correction of Work shall not be extended for Work which does not require corrective Work performed by the Construction Manager pursuant to this Paragraph 12.2.

         12.2.3 The Construction Manager shall promptly remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Construction Manager nor accepted by the Owner.

         12.2.4 The Construction Manager shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate Contractors caused by the Contractors correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

         12.2.5 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Construction Manager might have under the Contract Documents. Establishment of the one-year period for correction of Work as described in Subparagraph 12.2.2 relates only to the specific obligation of the Construction Manager to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Construction Manager's liability with respect to the Construction Manager's obligations other than specifically to correct the Work.

         12.3 ACCEPTANCE OF NONCONFORMING WORK

         12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13.  MISCELLANEOUS PROVISIONS

         13.1 GOVERNING LAW

         13.1.1 The Contract shall be governed by the law of the State of California.

         13.1.2 Historical lack of enforcement of any local law shall not constitute a waiver of Construction Manager's responsibility for compliance with such law in a manner consistent with the Contract Documents unless and until the Construction Manager has received written consent for the waiver of such compliance from the Owner and the agency responsible for the local law enforcement.

         13.2 SUCCESSORS AND ASSIGNS

         13.2.1 The Owner and Construction Manager respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Subparagraph 13.2.2, neither party to the Contract shall assign the Contract in whole or in part without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

         13.2.2 The Owner may, without consent of the Construction Manager, collaterally assign the Contract to Trustee. The Construction Manager shall execute all consents reasonably required to facilitate such collateral assignment.

         13.3 WRITTEN NOTICE

         13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

         13.4 RIGHTS AND REMEDIES

         13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

         13.4.2 No action or failure to act by the Owner, Development Manager, Architect or Construction Manager shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

         13.5 TESTS AND INSPECTIONS

         13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Construction Manager shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity selected by the Development Manager, or with the appropriate public authority, and Construction Manager shall bear all related costs of tests, inspections and approvals. The Construction Manager shall give the Architect and Development Manager timely notice of when and where tests and inspections are to be made so that the Architect and Development Manager may be present for such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

         13.5.2 If the Architect, Development Manager or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Development Manager will instruct the Construction Manager to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Construction Manager shall give timely notice to the Architect and Development Manager of when and where tests and inspections are to be made so that the Architect and Development Manager may be present for such procedures. Such costs, except as provided in Sub-paragraph 13.5.3, shall be at the Owner's expense.

         13.5.3 If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure including, but not limited to, the additional testing, inspection and approval costs provided for in Subparagraph 13.5.2 and compensation for the Architect's and Development Manager's services and expenses shall be at the Construction Manager's expense.

         13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Construction Manager and promptly delivered to the Architect and Development Manager.

         13.5.5 If the Architect or Development Manager is to observe tests, inspections or approvals required by the Contract Documents, each will do so promptly and, where practicable, at the normal place of testing.

         13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

         13.6 INTEREST

         13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at the then current discount rate of the Federal Reserve Bank of San Francisco plus two percent (2%). In no event shall any interest be due and payable by the Owner to the Construction Manager, any Subcontractor or any other party on any of the sums payable by the Owner under this Contract which the Owner is authorized to retain or prior to the time payment is due pursuant to the Contract Documents.

         13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD

         13.7.1 As between the Owner and Construction Manager:

           1. Before Substantial Completion. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events on the date of Substantial Completion;

           2. Between Substantial Completion and Final Certificate for Payment. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued on the date of issuance of the final Certificate for Payment; and

           3. After Final Certificate for Payment. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Construction Manager pursuant to any Warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Construction Manager under Paragraph 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Construction Manager or Owner. whichever occurs last.

         13.7.2 Notwithstanding any provision of Subparagraph 13.7.1 to the contrary, no applicable statute of limitations shall be deemed to have commenced with respect to any portion of the Work which is not in accordance with the requirements of the Contract Documents, which would not be visible or apparent upon conducting a reasonable investigation, and which is not discovered by the Owner until after the date which, but for this Subparagraph 13.7.2, would be the date of commencement of the applicable statute of limitations. The applicable statute of limitations instead shall be deemed to have been commenced on the earlier of (i) date of such discovery by the Owner and (ii) the date which is fifteen (15) years after the date of issuance of the final Certificate of Payment.

ARTICLE 14.  TERMINATION OR SUSPENSION OF THE CONTRACT

         14.1 TERMINATION BY THE CONSTRUCTION MANAGER

         14.1.1 The Construction Manager may terminate the Contract if the Work is stopped for a period of sixty (60) consecutive days through no act or fault of the Construction Manager or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Construction Manager, for any of the following reasons:

           1. issuance of an order of a court or other public authority having jurisdiction which requires all Work to be stopped;

           2. an act of government, such as a declaration of national emergency, which requires all Work to be stopped;

           3. because the Architect has not issued a Certificate for Payment and has not notified the Construction Manager of the reason for withholding certification as provided in Subparagraph 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents.

         14.1.2 The Construction Manager may terminate the Contract if, through no act or fault of the Construction Manager or a Subcontractor, Sub-sub-contractor or their agents or employees or any other persons performing portions of the Work under direct or indirect contract with the Construction Manager, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

         14.1.3 If one of the reasons described in Subparagraph 14.1.1 or
         14.1.2 exists, the Construction Manager may, upon seven (7) days' written notice to the Development Manager and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including an equitable portion of Construction Manager's Fee less amounts necessary for Owner to complete any corrective Work and outstanding disputed Work.

         14.1.4 If the Work is stopped for a period of 90 consecutive days through no act or fault of the Construction Manager or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Construction Manager because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Construction Manager may, upon seven (7) additional days' written notice to the Development Manager and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.3.

         14.2 TERMINATION BY THE OWNER FOR CAUSE

         14.2.1 The Owner may terminate the Contract if the Construction
         Manager:

           1. refuses or fails to supply enough properly skilled workers or proper materials;

           2. fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Construction Manager and the Subcontractors:

           3. persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction;

           4. otherwise is guilty of substantial breach of a provision of the Contract Documents; or

           5. has failed to timely achieve any Milestone Date and within three (3) business days thereafter has not provided Development Manager with an alternative schedule reasonably acceptable to Development Manager which shows the Work being completed before the Outside Substantial Completion Date, provided such right to terminate shall lapse at such time as the Milestone Date is achieved or an alternative schedule is approved by Development Manager.

         14.2.2 When any of the above reasons exist, the Owner may without prejudice to any other rights or remedies of the Owner and after giving the Construction Manager and the Construction Manager's surety, if any, seven days' written notice, terminate employment of the Construction Manager and may, subject to any prior rights of the surety:

           1. take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Construction Manager;

           2.     accept assignment of subcontracts pursuant to Paragraph 5.4;
                  and

           3. finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Construction Manager, the Development Manager shall furnish to the Construction Manager a detailed accounting of the costs incurred by the Owner in finishing the Work.

         14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Construction Manager shall not be entitled to receive further payment until the Work is finished.

         14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Construction Manager. If such costs and damages exceed the unpaid balance, the Construction Manager shall pay the difference to the Owner. The amount to be paid to the Construction Manager or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

         14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE

         14.3.1 The Owner may, without cause, order the Construction Manager in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Development Manager may determine.

         14.3.2 The Cost of the Work and the Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Subparagraph 14.1.3. No adjustment shall be made to the extent:

           1. that performance is, was or would have been so suspended, delayed or interrupted by another cause to the extent for which the Construction Manager is responsible; or

           2. that an equitable adjustment is made or denied under another provision of the Contract.

         14.4 TERMINATION BY THE OWNER FOR CONVENIENCE

         14.4.1 The Owner may, at any time, terminate the Contract for the Owner's convenience and without cause.

         14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner's convenience, the Construction Manager shall:

           1.     cease operations as directed by the Owner in the notice;

           2. take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and

           3. except for Work directed to be performed prior to the effective of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

         14.4.3 In case of such termination for the Owner's convenience, the Construction Manager shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with Construction Manager's Fee on the Work not executed less amounts reasonably necessary for Owner to complete any corrective Work and outstanding disputed Work, less amounts reasonably necessary for Owner to complete any corrective Work and outstanding disputed Work.